                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Columbia Energy Group
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 19, 1999
--------------------------------------------------------------------------------
                           Columbia Energy Group Logo

You are cordially invited to attend the Annual Meeting of Stockholders of Columbia Energy Group, a Delaware corporation, which will be held at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana, on Wednesday, May 19, 1999, at 9:00 a.m. (CDT), to consider and act upon the following proposals:

     1. The election of four Directors, each to serve for a term of three years.

     2. Approval of the selection of Arthur Andersen LLP as independent public accountants.

     3. Approval of amendments to the Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 100 million to 200 million, and to decrease the par value of capital stock from $10 to $.01 per share.

     4. Approval of amendments to the Columbia Energy Group 1996 Long-Term Incentive Plan.

     5. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors fixed the close of business on March 22, 1999, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

As a service to our stockholders, this year we are offering a new way to vote your shares. In addition to the traditional paper proxy card, you may vote by telephone by following the directions on your proxy card. PLEASE VOTE, SIGN, DATE AND MAIL THE ENCLOSED PROXY OR VOTE BY TELEPHONE EVEN IF YOU PRESENTLY INTEND TO ATTEND THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY NEVERTHELESS VOTE PERSONALLY ON ALL MATTERS WITH RESPECT TO WHICH SUCH STOCKHOLDER IS ENTITLED TO VOTE. More information concerning voting is contained in the section of the Proxy Statement entitled "Voting Securities Outstanding."

By order of the Board of Directors.

                        /s/ Carolyn McKinney Afshar
                            Carolyn McKinney Afshar

                            Secretary

Herndon, Virginia
April 6, 1999

Office of the Secretary
Columbia Energy Group
13880 Dulles Corner Lane
Herndon, Virginia 20171-4600

                                PROXY STATEMENT
--------------------------------------------------------------------------------

This statement is furnished in connection with the solicitation of proxies made on behalf of the Board of Directors of Columbia Energy Group (the "Corporation"), a Delaware corporation, to be used at the Annual Meeting of Stockholders to be held on May 19, 1999. The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to stockholders is April 6, 1999.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expense of transmitting copies of the proxy material to the beneficial owners of stock held in their names will be borne by the Corporation. In addition to the solicitation by mail, proxies may be solicited in person or by telephone or telegraph; such solicitation on behalf of the Board of Directors may be made by Directors, officers and regular employees of the Corporation and its subsidiaries and by representatives of Morrow & Company, a proxy solicitation firm. The Corporation has agreed to pay Morrow & Company a fee of $10,500, plus reasonable expenses, for its services in this regard. No additional consideration will be paid to Directors, officers and regular employees for solicitation activities.

A stockholder signing and giving a proxy has the power to revoke it at any time before the exercise thereof.

                                 ANNUAL REPORT

An Annual Report for the year ended December 31, 1998, containing financial and other information about the Corporation and its subsidiaries, has been mailed to all stockholders of record.

                         VOTING SECURITIES OUTSTANDING

At the close of business on March 22, 1999, the record date for the Annual Meeting, the Corporation had approximately 82,686,897 outstanding shares of common stock, each of which is entitled to one vote.

Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of the common stock of the Corporation as of the record date shall constitute a quorum. Votes cast at the Annual Meeting will be tabulated by inspectors of election appointed by the Corporation. Shares of stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, where the record holder does not vote on a particular matter because it does not have power to vote shares represented by the proxy ("a broker non-vote"), the shares will be treated as present at the Annual Meeting for purposes of determining a quorum.

You have the opportunity to vote by proxy card or by telephone by following the instructions on your proxy card. The method in which you vote will not affect your right to vote in person should you decide to attend the Annual Meeting. Votes submitted by telephone must be received by midnight (EDT) on May 17, 1999.

For the election of Directors, each nominee must receive the affirmative vote of a plurality of the votes cast by the shares of common stock present in person or represented by proxy and entitled to vote. Abstentions will not affect the election of candidates receiving a plurality of the votes.

The proposed amendments to the Corporation's Restated Certificate of Incorporation require the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as votes against this proposal.

The proposed amendments to the Long-Term Incentive Plan require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will be treated as shares not entitled to vote, will not be included in the calculation of the number of votes constituting a majority of shares present and entitled to vote, and will have no effect on this proposal.

                            1. ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. Directors of only one class are elected at each annual meeting. The regular term of only one class of Directors will expire annually, and any particular Director stands for election only once in each three-year period. In the event a vacancy occurs on the Board of Directors, the remaining Directors are authorized to fill the vacancy for the unexpired term.

To be elected, a nominee must receive the affirmative vote of a plurality of the votes cast by the shares present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions as to the election of Directors will not affect the election of the candidates receiving a plurality of the votes.

Four Directors are to be elected at the 1999 Annual Meeting.

CUMULATIVE VOTING FOR DIRECTORS entitles each stockholder to votes equal to the number of shares of stock the stockholder owns multiplied by the number of Directors to be elected--in this case four. All votes can be cast for one nominee or divided among more than one. A vote marked "withheld" from a nominee(s) on the proxy will not be treated as an indication of an intention to vote cumulatively. To vote cumulatively, the stockholder should line through the names of the nominees from whom votes are withheld and write "cumulate" or "vote all shares for other nominees" on the proxy card. In a case where a proxy is signed but not marked, the proxies will not be voted cumulatively; shares will be voted for all nominees. If you wish to vote cumulatively, you should vote by proxy card rather than by telephone. It is the intention of the Proxies named in the enclosed form of proxy to vote all duly-executed proxies at this meeting, unless authority is withheld, for the election of the following four nominees:
Robert H. Beeby, Malcolm T. Hopkins, William E. Lavery, and Oliver G. Richard
III. If, at the time of the meeting, any of the nominees named is not available to serve as a Director, the proxies may be voted for a substitute nominee designated by the Board, or the Board may reduce the number of Directors as authorized under the By-Laws.

                      INFORMATION REGARDING THE DIRECTORS

Names of Directors, Principal Occupation and Other Information:
--------------------------------------------------------------------------------

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE FOLLOWING NOMINEES.

Nominees for Director for a new term to expire in 2002 are:
--------------------------------------------------------------------------------

[Photo]            ROBERT H. BEEBY
                   Director since 1993
                   ------------------------------
                   Age 67. Former Chairman of the
                   Board of Service America
                   Corporation, a vending and
                   food service company, 1992 to
                   1996. President and Chief
                   Executive Officer of
                   Frito-Lay, Inc., 1989 to 1991
                   and Pepsi-Cola International,
                   1984 to 1988. Director of
                   Church & Dwight Co., Inc.; and
                   ACNielsen Corporation.

[Photo]            MALCOLM T. HOPKINS
                   Director since 1982
                   ------------------------------
                   Age 71. Private investor since
                   1984. Retired Vice Chairman,
                   Chief Financial Officer and
                   Director of the former St.
                   Regis Corporation. Director of
                   Metropolitan Series Fund,
                   Inc.; Gemini Air Cargo, Inc.;
                   Great Lakes Pulp & Fibre
                   Company; and U.S. Home
                   Corporation; Trustee, State
                   Street Research & Management
                   Company.

[Photo]            WILLIAM E. LAVERY
                   Director since 1985
                   ------------------------------
                   Age 68. President Emeritus,
                   Virginia Polytechnic Institute
                   and State University;
                   President, 1975 to 1988.
                   Director of First Union Bank
                   of Virginia/D.C./Maryland and
                   Shenandoah Life Insurance
                   Company.


[Photo]            OLIVER G. RICHARD III
                   Director since 1995
                   ------------------------------
                   Age 46. Chairman, President
                   and Chief Executive Officer of
                   Columbia Energy Group since
                   April 28, 1995. Chairman, New
                   Jersey Resources Corporation,
                   1992 to 1995; President and
                   Chief Executive Officer, 1991
                   to 1995. President and Chief
                   Executive Officer of Northern
                   Natural Gas Company, 1989 to
                   1991. Executive Vice President
                   and Senior Vice President,
                   Enron Gas Pipeline Group, 1987
                   to 1988. Vice President and
                   General Counsel of Tenngasco,
                   a subsidiary of Tenneco
                   Corporation, 1985 to 1987.
                   Federal Energy Regulatory
                   Commission member, 1982 to
                   1985. Chairman, Interstate
                   Natural Gas Association of
                   America; Director, American
                   Gas Association; member,
                   National Petroleum Council,
                   Virginia Business Council,
                   Battelle Energy Industry
                   Advisory Committee, and Senior
                   Advisor to the President's
                   Commission on Year 2000
                   Conversion.*

Current Director who, due to retirement, is not standing for re-election when his term expires in 1999 is:
--------------------------------------------------------------------------------


                   WILLIAM R. WILSON
[Photo]            Director since 1987
                   ------------------------------
                   Age 71. Private investor since
                   1992. Retired Chairman of the
                   Board and Chief Executive
                   Officer of Lukens, Inc.,
                   manufacturer of steel and
                   industrial products. Director
                   of Acme Metals Incorporated
                   and L.F. Driscoll Co.

Current Directors who are not standing for re-election because their terms do not expire until 2000 are:
--------------------------------------------------------------------------------


                   WILSON K. CADMAN
[Photo]            Director since 1993
                   ------------------------------
                   Age 71. Private investor since
                   1992. Former Chairman,
                   President and Chief Executive
                   Officer, Kansas Gas & Electric
                   Company. Retired Vice Chairman
                   of Western Resources, Inc.
                   Director, El Paso Electric
                   Co., Inc. and Clark/Bardes
                   Companies.

                                        3

                   J. BENNETT JOHNSTON
[Photo]            Director since 1997
                   ------------------------------
                   Age 66. Chairman and Chief
                   Executive Officer, Johnston
                   and Associates, a government
                   and business consulting firm
                   in Washington, D.C. Served in
                   the United States Senate for
                   24 years until he retired in
                   January 1997. Former Chairman,
                   U.S. Senate Committee on
                   Energy and Natural Resources;
                   former member, U.S. Senate
                   committees on the budget,
                   appropriations, defense, aging
                   and intelligence. Director,
                   Chevron Corp. and Freeport
                   McMoRan Copper & Gold, Inc.
                   President, United States
                   Pacific Economic Cooperation
                   Council (PECC).

[Photo]            JAMES P. HEFFERNAN
                   Director since 1993
                   ------------------------------
                   Age 53. Investor and
                   investment banker since 1996.
                   Managing Director of Whitman
                   Heffernan Rhein & Co., Inc.,
                   investment advisory and
                   merchant banking firm, 1987 to
                   1996; Chief Financial Officer
                   and Director of Danielson
                   Holding Corporation, 1990 to
                   1996, and Director of its
                   subsidiary, Danielson Trust
                   Company, 1993 to 1996;
                   Chairman, Herman's Holdings,
                   Inc., 1993 to 1996; and
                   Chairman, 1995 to 1996, of its
                   subsidiary, Herman's Sporting
                   Goods, Inc. Director, Herman's
                   Holdings, Inc. and Herman's
                   Sporting Goods, Inc.; Trustee,
                   New York Racing Association.

[Photo]            KAREN L. HENDRICKS
                   Director since November 1997
                   ------------------------------
                   Age 51. Chairman, Chief
                   Executive Officer and
                   President of The Baldwin Piano
                   & Organ Company since January
                   1997; President and Chief
                   Executive Officer, November
                   1994 to January 1997.
                   Executive Vice President and
                   General Manager, The Dial
                   Corporation, May 1992 to
                   September 1994. Director,
                   ACNielsen Corporation and The
                   Baldwin Piano & Organ Company.

Current Directors who are not standing for re-election because their terms do not expire until 2001 are:
--------------------------------------------------------------------------------

[Photo]            RICHARD F. ALBOSTA
                   Director since 1995
                   ------------------------------
                   Age 62. Independent consultant
                   since October 1994. Chairman,
                   President and Chief Executive
                   Officer of Enserch
                   Environmental Corporation, an
                   environmental services and
                   remediation firm, January 1994
                   to October 1994. President and
                   Chief Executive Officer, 1986
                   to 1994 and Chairman, 1990 to
                   1994 of Ebasco Services, Inc.,
                   an international consulting,
                   engineering, construction and
                   environmental services firm.

[Photo]            MALCOLM JOZOFF
                   Director since 1995
                   ------------------------------
                   Age 59. Chairman, President &
                   Chief Executive Officer of The
                   Dial Corporation, a consumer
                   brands company, since May
                   1996. Chairman and Chief
                   Executive Officer of Lenox,
                   Inc., a manufacturer of
                   consumer durables, 1993 to
                   1995. Previously President,
                   Health Care Products and
                   Corporate Group Vice
                   President, The Procter and
                   Gamble Company, Inc. Director,
                   The Dial Corporation.

[Photo]            DOUGLAS E. OLESEN
                   Director since 1995
                   ------------------------------
                   Age 60. President and Chief
                   Executive Officer of Battelle
                   Memorial Institute, an
                   international technology
                   organization, since 1987.
                   Director, The BFGoodrich
                   Company; Scientific Advances,
                   Inc.; and Capital Club.

[Photo]            GERALD E. MAYO
                   Director since 1994
                   ------------------------------
                   Age 66. Private investor since
                   1995. Former Chairman of the
                   Board, Midland Life Insurance
                   Company (formerly Midland
                   Mutual Life Insurance Company)
                   (Chairman and President, 1980
                   to 1995); former Chairman,
                   Midland Financial Services
                   (Chairman and President, 1994
                   to 1995). Director, McKesson
                   HBOC and Dominion Homes Corp.
                   of Columbus, OH.

-------------------------
* In 1997, in connection with an administrative proceeding by the SEC, Mr. Richard consented, without admitting or denying the issues identified in the order, to the entry of a cease-and-desist order by which he agreed to settle issues related to reports filed with the SEC concerning certain gas sale and purchase contracts executed in 1992 when he was chairman and chief executive officer of New Jersey Resources Corporation.

      OFFICERS                        DIRECTORS                     5% HOLDERS

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth the beneficial ownership of common stock by stockholders, if any, who own greater than 5 percent of the outstanding shares as of January 31, 1999, by Directors, by each of the executive officers whose compensation is disclosed in the Summary Compensation Table, and by all Directors and such executive officers as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                        (2)                                        (3)
            (1)                       Name and                              Amount and Nature
       Title of Class                 Address                           of Beneficial Ownership**
      ------------------------------------------------------------------------------------------------------
                                                               Shared       Sole       Shared        Sole
                                                               Voting      Voting    Investment   Investment
                                                                Power       Power      Power        Power
      ------------------------------------------------------------------------------------------------------
           Common             Massachusetts Financial                     4,311,859               4,333,434
                                Services Company***
                                  500 Boylston St.
                               Boston, MA 02116-3741
      ------------------------------------------------------------------------------------------------------
           Common                  R. F. Albosta
      ------------------------------------------------------------------------------------------------------
           Common                   R. H. Beeby
      ------------------------------------------------------------------------------------------------------
           Common                   W. K. Cadman
      ------------------------------------------------------------------------------------------------------
           Common                 J. P. Heffernan
      ------------------------------------------------------------------------------------------------------
           Common                 K. L. Hendricks
      ------------------------------------------------------------------------------------------------------
           Common                  M. T. Hopkins
      ------------------------------------------------------------------------------------------------------
           Common                  J. B. Johnston
      ------------------------------------------------------------------------------------------------------
           Common                    M. Jozoff
      ------------------------------------------------------------------------------------------------------
           Common                   W. E. Lavery
      ------------------------------------------------------------------------------------------------------
           Common                    G. E. Mayo
      ------------------------------------------------------------------------------------------------------
           Common                   D. E. Olesen
      ------------------------------------------------------------------------------------------------------
           Common                O. G. Richard III
      ------------------------------------------------------------------------------------------------------
           Common                   W. R. Wilson
      ------------------------------------------------------------------------------------------------------
           Common                   C. G. Abbott
      ------------------------------------------------------------------------------------------------------
           Common                   R. R. Kaskel
      ------------------------------------------------------------------------------------------------------
           Common                 M. W. O'Donnell
      ------------------------------------------------------------------------------------------------------
           Common                 P. M. Schwolsky
      ------------------------------------------------------------------------------------------------------
           Common        All Executive Officers & Directors
                              (18 Persons) as a Group

                                      (3)
            (1)                Amount and Nature
       Title of Class      of Beneficial Ownership**
      ----------------  -------------------------------
                                             (4)
                             Total         Percent
                             Owned       of Classes
      ----------------  -------------------------------
           Common        4,333,434           5.2
      -----------------------------------------------------
           Common           15,500           *
      ----------------------------------------------------------
           Common        15,500(1)           *
      ---------------------------------------------------------------
           Common           15,500           *
      --------------------------------------------------------------------
           Common           18,500           *
      -------------------------------------------------------------------------
           Common           15,500           *
      ------------------------------------------------------------------------------
           Common           22,299.3270      *
      -----------------------------------------------------------------------------------
           Common           15,033.907       *
      ----------------------------------------------------------------------------------------
           Common           15,500           *
      ---------------------------------------------------------------------------------------------
           Common           15,650           *
      --------------------------------------------------------------------------------------------------
           Common           17,000           *
      ------------------------------------------------------------------------------------------------------
           Common           15,531.721       *
      ------------------------------------------------------------------------------------------------------
           Common          341,821.272(2)    *
      ------------------------------------------------------------------------------------------------------
           Common           23,000           *
      ------------------------------------------------------------------------------------------------------
           Common           48,181.559(3)    *
      ------------------------------------------------------------------------------------------------------
           Common              128.874       *
      ------------------------------------------------------------------------------------------------------
           Common           69,615.918(4)    *
      ------------------------------------------------------------------------------------------------------
           Common           56,498.704(5)    *
      ------------------------------------------------------------------------------------------------------
           Common          724,297.374(6)    *

  * Aggregate stock ownership (including exercisable options) as a percentage of class is less than 1 percent.

 ** Holdings reflect the June 1998 3-for-2 stock split in the form of a dividend
    ("Stock Split"). Includes an allocation of shares held by the Trustee of the Employees' Thrift Plan of Columbia Energy Group for the executive officers as of 12/31/98. Also includes currently exercisable options and those exercisable within 60 days. All holdings of the Directors, except Messrs. Johnston, Wilson and Richard and Ms. Hendricks, include beneficial ownership of 14,000 shares which may be acquired pursuant to stock options awarded under Long-Term Incentive Plan (LTIP). The holdings of Mr. Johnston and Ms. Hendricks include beneficial ownership of 5,000 shares, and of Mr. Wilson, 8,000 shares, which may be acquired pursuant to stock options awarded under the LTIP.

*** Information for this beneficial owner was obtained solely from owner's
    Schedule 13-G filed with the U.S. Securities and Exchange Commission.

(1) Includes beneficial ownership of 1,500 shares with shared investment power.

(2) Includes beneficial ownership of 278,935 shares which may be acquired pursuant to stock options awarded under LTIP.

(3) Includes beneficial ownership of 300 shares with shared voting and investment power. Includes beneficial ownership of 45,000 shares which may be acquired pursuant to stock options awarded under LTIP.

(4) Includes beneficial ownership of 62,160 shares which may be acquired pursuant to stock options awarded under LTIP.

(5) Includes beneficial ownership of 52,500 shares which may be acquired pursuant to stock options awarded under LTIP.

(6) Includes beneficial ownership of 586,095 shares which may be acquired pursuant to stock options awarded under LTIP.

                        STANDING COMMITTEES OF THE BOARD

AUDIT COMMITTEE - The Audit Committee recommends to the Board of Directors the independent public accountants who are to examine the financial statements for the ensuing year; meets periodically with the independent public accountants to review the scope of their audits, the internal accounting controls, the operation of the internal Audit Department and significant financial reporting matters; reviews management's plans for engaging the Corporation's independent public accountants for management advisory services; meets periodically with the Vice President and General Auditor of the Columbia Energy Group Service Corporation to review the internal Audit Department charter, the annual program of audits and the Corporation's internal controls; and reviews issues with the independent public accountants, management and/or the Vice President and General Auditor which could have material impacts on the Corporation's financial position.

COMPENSATION COMMITTEE - The Compensation Committee periodically reviews and approves a general compensation policy and salary structure for management and professional personnel; approves all changes in base salaries of officers of the Corporation and its subsidiaries who are in a position to exercise discretionary judgment which can substantively influence the affairs of the Corporation; oversees and administers incentive compensation programs in a manner consistent with the terms of such plans as approved by the Board of Directors; reviews and makes recommendations on changes in major benefit programs of the Corporation's subsidiaries; consults with and advises senior management on major policies affecting human resources; and monitors plans for management development and succession planning for the Corporation and its subsidiaries.

EXECUTIVE COMMITTEE - The Executive Committee has the authority to act in the intervals between the meetings of the Board of Directors upon most matters requiring Board approval.

FINANCE COMMITTEE - The Finance Committee reviews and monitors the annual capital expenditure program, reviews financial plans and dividend policy, and reviews the management of investments of the Corporation's benefit plans.

CORPORATE GOVERNANCE COMMITTEE - The Corporate Governance Committee provides counsel to the Board in regard to Board organization, membership and function. The Committee is responsible to the Board for the review and recommendation of Director candidates; the recommendation of a class of Directors for election at the Annual Meeting of Stockholders; recommendations regarding Director retirement age, tenure and removal for cause; review of all Board committee charters and recommendations regarding their number, structure, membership and function; and evaluation of the Chief Executive Officer. Stockholders wishing to submit names of Director candidates for consideration by the Committee should contact Carolyn McKinney Afshar, Secretary.

         BOARD AND BOARD COMMITTEES MEMBERSHIP AND MEETINGS HELD - 1998

                                                                                      CORPORATE
                                 BOARD   AUDIT   COMPENSATION   EXECUTIVE   FINANCE   GOVERNANCE
  MEETINGS HELD                    5       3           4            0          3           3
------------------------------------------------------------------------------------------------
  R. F. Albosta                    X      X*                                   X
------------------------------------------------------------------------------------------------
  R. H. Beeby                      X                   X                       X
------------------------------------------------------------------------------------------------
  W. K. Cadman                     X       X           X
------------------------------------------------------------------------------------------------
  J. P. Heffernan                  X                   X                      X*
------------------------------------------------------------------------------------------------
  K. L. Hendricks                  X       X                                               X
------------------------------------------------------------------------------------------------
  M. T. Hopkins                    X       X           X            X                      X
------------------------------------------------------------------------------------------------
  J. B. Johnston                   X                                           X           X
------------------------------------------------------------------------------------------------
  M. Jozoff                        X                   X                       X           X
------------------------------------------------------------------------------------------------
  W. E. Lavery                     X       X                        X                     X*
------------------------------------------------------------------------------------------------
  G. E. Mayo                       X                  X*                                   X
------------------------------------------------------------------------------------------------
  D. E. Olesen                     X       X                                   X
------------------------------------------------------------------------------------------------
  O. G. Richard III               X*                               X*
------------------------------------------------------------------------------------------------
  W. R. Wilson                     X       X                        X          X
------------------------------------------------------------------------------------------------

  * Denotes Chairperson

Each incumbent Director attended at least 75 percent of the total number of meetings of the Board and Board committees on which he or she served during the period of his/her service.

                       STANDARD DIRECTORS' COMPENSATION*

         1998 DIRECTORS' COMPENSATION FOR BOARD AND COMMITTEE MEETINGS:

                                 Retainer   Meeting Fee   Chairman's Retainer
---------------------------------------------------------------------------------
                                     ($)         ($)               ($)
---------------------------------------------------------------------------------
  Board                           27,250       1,250                --
---------------------------------------------------------------------------------
  Audit                               --       1,000             3,000
---------------------------------------------------------------------------------
  Compensation                        --       1,000             3,000
---------------------------------------------------------------------------------
  Executive                        6,000         800                --
---------------------------------------------------------------------------------
  Finance                             --       1,000             3,000
---------------------------------------------------------------------------------
  Corporate Governance                --       1,000             3,000
---------------------------------------------------------------------------------

  * The nonemployee Directors are also eligible to receive nonqualified stock options pursuant to the Corporation's Long-Term Incentive Plan. If the Corporation's Total Shareholder Return performance, compared with its peers, is at the third quartile (above median), then nonemployee Directors receive options for 3,000 shares of common stock; at the fourth (top) quartile, options for 6,000 shares. If Total Shareholder Return performance is at or below the median, then the nonemployee Directors receive no options. The options vest one-third upon grant, one-third one year after grant, and one-third two years after grant, and they have a ten-year term. For 1998 performance, the Directors will receive options for 6,000 shares, granted and priced as of March 31, 1999. See the section entitled "1998 Executive Compensation Plan" for a discussion of the terms of the option grants.

No officer received any compensation for services as a Director while also serving as an officer of the Corporation.

The Corporation offers medical coverage to nonemployee Directors and pays the premium associated with their participation. The Corporation also reimburses them for the cost of Medicare Part B, if applicable. In addition, nonemployee Directors may elect to defer compensation for distribution at a later date. Deferred amounts will accrue interest at the prime rate or may be deferred into the Phantom Stock Plan for Outside Directors. Deferrals may be paid in a lump sum or in installments but will be automatically paid in a lump sum following certain specified changes in control of the Corporation.

Following its approval by the stockholders at the 1996 Annual Meeting, the Phantom Stock Plan for Outside Directors was established. All of the Directors except two (one of whom has since retired) elected to participate in the plan in lieu of participating in the Retirement Plan for Outside Directors. Participating directors received phantom shares of equivalent actuarial value under the Phantom Stock Plan for Outside Directors. The Retirement Plan for Outside Directors is not available for nonemployee Directors assuming office after April 1996; rather, they participate in the Phantom Stock Plan for Outside Directors, under which they receive 3,000 phantom shares upon being elected to the Board. Payment of cash benefits will commence upon termination of Board service or upon specified changes in control of the Corporation.

For the Director(s) remaining in the Retirement Plan, each nonemployee Director with a minimum of five years' service on the Board who retires after attaining age 65 or becoming disabled could receive annual retirement payments equal to the amount of the annual retainer for Board service at the time of retirement. Payments under the Retirement Plan will cease at the death of the Director unless the Director elected an actuarial equivalent option or, if death occurs before retirement but after eligibility is established, at the death of the surviving spouse. In the event of certain specified changes in control of the Corporation, a Director (regardless of years of service on the Board) could elect a lump sum payment equal to the present value of the retainer at the time of the election times the number of years of Board service, with a minimum of ten years.

                        1998 EXECUTIVE COMPENSATION PLAN

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Executive Compensation Report to Stockholders
--------------------------------------------------------------------------------

GENERAL - Through the Compensation Committee (the "Committee") of the Corporation's Board of Directors, the Board of Directors has developed an aggressive "PAY FOR PERFORMANCE" executive compensation philosophy and programs to implement that philosophy. Effective since 1996, these programs combine to form the basis of the total compensation plan for senior management of the Corporation and its subsidiaries (the "Group"), which is designed to focus management's attention on the Corporation's strategic business initiatives and financial performance objectives. The Committee believes that the design and execution of the executive compensation program implemented in 1996 continue to be critical to the Corporation's future success by FOCUSING MANAGEMENT'S ATTENTION on the competitive business environment through compensation awards largely based on COLUMBIA VALUE ADDED ("CVA") FINANCIAL PERFORMANCE MEASURES and SHAREHOLDER RETURN. CVA performance measures determine the real value of a particular investment by the extent the return on that investment exceeds the cost of the investment, including the cost of capital.

COMPENSATION PHILOSOPHY - The Board of Directors believes that total compensation is not only payment for services rendered to the Group, but also a means to provide a strong motivational vehicle for the achievement of key financial and strategic goals. The Group provides executives with the opportunity to increase their total compensation above base salary through annual and longer-term incentive compensation programs. Goals and objectives within the executive compensation program are established such that their achievement will result in added value to the Group over appropriate periods of time. This is how compensation is linked to corporate performance. To implement the pay for performance philosophy that the Group instituted in 1996, its executive compensation program is designed to:

     -- PLACE AT RISK significant amounts of the executives' total compensation.

     -- Base greater amounts of the executives' total compensation upon CREATING
        LONG-TERM VALUE FOR THE STOCKHOLDERS.

     -- TIE COMPENSATION MORE CLOSELY TO THE FORTUNES OF THE STOCKHOLDERS through the use of a combination of cash and STOCK-BASED INCENTIVE COMPENSATION PLANS.

     -- Emphasize the achievement of both short- and longer-term internal VALUE
        ADDED PERFORMANCE MEASURES as well as STOCKHOLDER RETURN EXPECTATIONS in relationship to peer companies.

     -- Provide total compensation rewards to executives in relation to the overall financial performance of the Corporation.

As a general matter, the executive compensation program is designed to provide base salary compensation levels that target the median of the marketplace in similar-sized energy and industrial companies; maintain equitable relationships among the compensation levels established for jobs within the Group; provide for the recognition of performance delivered year-to-year and over the long term; and ensure that appropriate controls are in place for compensation to be fully earned. Because of the Group's size and integrated nature, a number of well-known energy and general industry executive compensation surveys are utilized to determine competitive remuneration for executives. Most of the companies in the S&P Natural Gas Utility Index, which comprises the peer group as shown elsewhere in this Annual Proxy Statement, are included in one or more of these surveys. However, no single authoritative executive compensation survey currently covers all of the companies in the S&P Natural Gas Utility Index. The Committee uses independent compensation consulting firms to assist it in determining the competitiveness of the Group's compensation plans and programs. In 1998, two such firms, Hewitt Associates, LLC and Towers Perrin, were principally used.

IMPLEMENTATION OF PHILOSOPHY - The Group's executive compensation program is administered by the Committee. The Committee is composed of six independent, nonemployee Directors. As of December 31, 1998, the Group's executive total compensation program consisted of the following:

     1. Base Salary Program

     2. Annual Incentive Compensation Plan

     3. Long-Term Incentive Plan

     4. Other Arrangements

           1. Base Salary Program - A base salary is established for each executive position based on a comparison of compensation levels of similar positions in the external market. Competitive base salary levels are needed to attract and retain competent executives. Based on the energy and general industry compensation surveys referred to above, the base salary levels for the approximately 185 individuals comprising the executive and key employee group presently approximate the median for similar groups with corporations of similar size and complexity. At the minimum opportunity levels for earning Annual Incentive Compensation Plan and Long-Term Incentive Plan awards, the executive compensation program is designed to deliver 40 to 54 percent of total compensation in the form of base pay, dependent upon the executive's level in the executive compensation program. At the maximum opportunity levels, base pay represents 28 to 43 percent of an executive's compensation. In keeping with the philosophy of placing more compensation at risk and of targeting base salary at market levels, increases to base salary generally are made only in cases of promotions or marketplace equity adjustments, if individual performance warrants. The Corporation is currently working with an outside consultant to examine the compensation levels of all positions in the executive compensation program.

           2. Annual Incentive Compensation Plan - This plan, which was amended, restated and re-implemented effective January 1, 1996, provides the opportunity for payment of cash awards to key employees for attainment of specific goals which contribute directly to the present and future financial health of the Group. Awards for 1998 performance, granted in 1999 after financial results for 1998 were final, are reflected in the Summary Compensation Table and in the Executive Compensation Report subsection entitled "1998 Chief Executive Officer's Pay." The award opportunities for 1998 ranged from zero to 75 percent of an individual's annual base salary at target level performance, which depends upon the achievement of CVA financial goals and the individual's level of responsibility within the organization, along with an assessment of the individual's ability to contribute directly to the financial performance of the Group. Additional amounts can be awarded should financial performance exceed the target level and, in certain circumstances, should the individual exceed his or her personal performance goals.

              On February 17, 1999, in accordance with the Corporation's "pay for performance" philosophy, the Committee awarded cash awards in recognition of the Corporation's exceeding threshold CVA goals, financial performance compared to peer companies and for meeting specific business unit targets and based on 1998 individual employee performance. Awards were granted at various levels. The average award represented 24% of the average base salary of all executives receiving Annual Incentive Compensation Plan awards, excluding Mr. Richard, the Chairman, President and Chief Executive Officer ("CEO") of the Corporation.

           3. Long-Term Incentive Plan - The executive compensation program also includes a component to bring special attention to the important area of stockholder return. The Long-Term Incentive Plan provides long-term incentives to officers and other key employees of Group companies through the granting of incentive stock options, nonqualified stock options, stock appreciation rights, contingent stock awards, restricted stock awards, and/or any award in other forms that the Committee may deem appropriate, consistent with the plan's purpose. For most option awards, the Corporation's Total Shareholder Return performance (stock price appreciation plus dividend accruals) has been compared to the peer group of companies included in the S&P Natural Gas Utility Index as included elsewhere in this Annual Proxy Statement. For most option awards for 1998, the Committee provided awards as a result of the Corporation's Total Shareholder Return exceeding the median Total Shareholder Return of the companies which comprise this peer group (excluding the Corporation). Dependent upon each employee's position, individual performance, and the Corporation's Total Shareholder Return, options for 3,000 to 40,000 shares may be awarded for performance at the third quartile (target, or above median), while options for 6,000 to 60,000 shares may be awarded for performance at the fourth quartile (stretch, or top quartile). Additional amounts can be awarded should an individual exceed his or her personal performance goals or if circumstances otherwise warrant. Option awards to key employees may be made for reasons other than Total Shareholder Return, subject to the discretion of the Committee. The purchase price per share of stock deliverable upon the exercise of a non-qualified stock option is 100 percent of the fair market value of the stock on the date of grant. The price of options issued under the plan is credited with dividend equivalents. Such credits may be made directly through a reduction in the purchase price of stock subject to options. Alternatively, at the discretion of the Committee, dividend equivalent credits may be provided indirectly, for example through the establishment of an unsecured, unfunded bookkeeping "account" that would track dividends declared on the stock subject to options and that would be paid in cash to an optionee upon the exercise of an option or, in certain circumstances, upon expiration of the option. The amount of dividend equivalent credits may not exceed the option purchase price less par value. The Long-Term Incentive Plan was approved by the stockholders of the Corporation on April 26, 1996, and the plan became effective as of February 21, 1996. Subject to shareholder approval, the plan was amended and restated on November 18, 1998 and further amended on February 17, 1999. Awards made in 1999 for 1998 performance are reflected in the Options Table elsewhere in this Proxy Statement as well as the subsection of this report entitled "1998 Chief Executive Officer's Pay."

              On February 22, 1999, the Committee awarded options for 1,444,700 shares (excluding Mr. Richard) of the Corporation's stock in the form of nonqualified stock options for 1998 Total Shareholder Return performance at the stretch level, with individual performance bearing on the number delivered to employees. Key employees who were granted non-qualified stock options received an average for 6,597 shares.

           4. Other Arrangements - Mr. Richard, Mr. Schwolsky, Senior Vice President and Chief Legal Officer of the Corporation, Ms. Abbott, Chief Executive Officer and President of Columbia Gas Transmission Corporation and Chief Executive Officer of Columbia Gulf Transmission Company, and Mr. Kaskel, Senior Vice President of the Columbia Energy Group Service Corporation, were granted employment agreements upon hire. For a more detailed description of the agreements, please see "Employment Agreements" elsewhere in this Proxy Statement.

DEDUCTIBILITY OF COMPENSATION - The Committee has reviewed the potential impact on the Group of Section 162(m) of the IRC, which imposes a limit on tax deductions that the Group may claim for annual compensation in excess of one million dollars paid to any of the CEO and the four other most highly compensated executive officers. The Committee has determined that under current compensation arrangements, the impact of Section 162(m) on the Group would be limited and, therefore, has decided not to take any action at this time to meet the requirements for a deduction.

EVALUATION PROCESS - Each year, the Board of Directors of the Corporation reviews and approves strategic business and financial plans for the Corporation and each of its subsidiaries. In addition to various business strategies, these plans include specific financial goals such as CVA or other measures to evaluate whether stockholder value has increased. The goals set forth in these strategic plans are the bases for evaluating the performance of the CEO of the Corporation and other senior executives whose compensation falls under the direct purview of the Committee. Attainment of meaningful strategic goals over reasonable time periods increases value to stockholders, and the increased compensation opportunities for executives are directly linked to the attainment of these goals.

1998 CHIEF EXECUTIVE OFFICER'S PAY

BASE SALARY - When Mr. Richard was hired as CEO in 1995, the Corporation entered into an employment agreement with Mr. Richard that provides a base salary of $750,000 per year, subject to such increases as may be approved by the Board. As noted above, in keeping with the philosophy of placing more compensation at risk and of targeting base salary at market levels, increases to base salary for the executive group generally are made only in cases of promotions or marketplace equity adjustments. For those reasons, the Board approved no increases to Mr. Richard's base salary in 1998 or 1997.

ANNUAL INCENTIVE COMPENSATION PLAN - On February 17, 1999, in accordance with the Corporation's "pay for performance" compensation philosophy, the Committee approved a cash award for Mr. Richard of $295,300 under the Annual Incentive Compensation Plan in recognition of personal accomplishments and achievement of 1998 threshold financial performance.

LONG-TERM INCENTIVE PLAN - On May 20, 1996, Mr. Richard received a grant of 29,785 shares (44,677 post-stock split shares) of restricted stock under his amended employment agreement. To provide an additional incentive to Mr. Richard to continue his employment with the Corporation, the amended employment agreement provides that only 20 percent of such restricted stock vests each year, with the second 20 percent having vested on January 4, 1998. On February 22, 1999, based on 1998 Total Shareholder Return performance at the fourth (top) quartile and individual performance, the Committee awarded Mr. Richard, under the Long-Term Incentive Plan, a grant of nonqualified stock options to purchase 60,000 shares of common stock at a price of $49.59375 per share, with one-third vesting on the first anniversary of grant, one-third on the second anniversary of grant, and one-third on the third anniversary of grant. The awards are included in the Options Table.

                         BY THE COMPENSATION COMMITTEE:

  Gerald E. Mayo, Chairman  James P. Heffernan
  Robert H. Beeby           Malcolm T. Hopkins
  Wilson K. Cadman          Malcolm Jozoff

                             EMPLOYMENT AGREEMENTS

As discussed in the Executive Compensation Report of the Compensation Committee elsewhere in this Proxy, in order to secure his services, the Corporation entered into an employment agreement in 1995 (amended in 1996) with Mr. Richard for the position of Chairman, President and Chief Executive Officer of the Corporation. In addition to salary, bonus, awards of options, contingent stock and restricted stock and other matters, Mr. Richard's amended employment agreement provides for severance benefits to be paid to Mr. Richard in the event his employment is terminated without cause. The severance benefits would include payment of Mr. Richard's annual base salary, incentive compensation and fringe benefits for a period of 24 months. If Mr. Richard's employment is terminated due to a change in control of the Corporation (as defined in the agreement), the period of severance benefits is extended from 24 to 36 months, but the amount that may be paid to Mr. Richard, which would constitute "parachute payments" under the IRC, will be limited to the extent necessary to avoid the imposition of an excise tax under the IRC. Upon retirement Mr. Richard may receive supplemental pension payments to make up the difference, if any, between the Group's pension benefits and those Mr. Richard would have received from his previous employer.

The Corporation also entered into an employment agreement with Mr. Schwolsky in 1995 to secure his services as Senior Vice President and Chief Legal Officer of the Corporation. In addition to stock-based grants that were made in 1995, the employment agreement with Mr. Schwolsky provides a base salary of $285,000 per year, subject to such increases as may be approved by the Board. Besides being eligible to participate in all incentive compensation plans and employee benefit programs provided to other senior executives of the Group, upon retirement Mr. Schwolsky may receive supplemental pension payments to make up the difference, if any, between the Group's pension benefits and those Mr. Schwolsky would have received from his previous employer. The employment agreement further provides for severance benefits to be paid to Mr. Schwolsky in the event his employment is terminated without cause. The severance benefits would include payment of Mr. Schwolsky's annual base salary, incentive compensation and fringe benefits for a period of 24 months. If Mr. Schwolsky's employment is terminated due to a change in control of the Corporation (as defined in the agreement), the period of severance benefits is extended from 24 to 36 months, but the amount that may be paid to Mr. Schwolsky, which would constitute "parachute payments" under the IRC, will be limited to the extent necessary to avoid the imposition of an excise tax under the IRC.

The Corporation entered into an employment agreement in 1996 with Ms. Abbott to secure her services as Chief Executive Officer of its transmission subsidiaries. In addition to a grant of stock made in 1996, the employment agreement with Ms. Abbott provides for a base salary of $325,000 per year, subject to such increases as may be approved by the Board. The agreement also provides that Ms. Abbott is eligible to participate in all employee benefit programs provided to other transmission company executives and in all incentive compensation programs of the transmission companies appropriate for her status. The employment agreement further provides for severance benefits to be paid to Ms. Abbott in the event her employment is terminated without cause. The severance benefits would include payment of Ms. Abbott's annual base salary, incentive compensation and fringe benefits for a period of 24 months. If Ms. Abbott's employment is terminated due to a change in control of the Corporation (as defined in the agreement), the period of severance benefits is extended from 24 to 36 months, but the amount that may be paid to Ms. Abbott, which would constitute "parachute payments" under the IRC, will be limited to the extent necessary to avoid the imposition of an excise tax under the IRC.

On March 31, 1997, the Corporation entered into an employment agreement with Mr. Kaskel to secure his services as Senior Vice President of the Columbia Energy Group Service Corporation. The agreement provided for a base salary of $280,000 per year and a signing bonus of $75,000 payable at the end of the first year of employment. The agreement also provided that Mr. Kaskel was eligible to participate in benefits programs and all incentive compensation programs provided to other company executives. In addition, Mr. Kaskel was participating in a performance share award compensation feature under the Long-Term Incentive Plan. This offered the opportunity for Mr. Kaskel to earn an award of up to 20,000 shares of the Corporation's common stock, depending on the level of achievement at the end of a five-year performance period. The predetermined performance measures to be used were Total Operating Income and Total Return On Invested Capital for all subsidiaries for which he had profit and loss responsibility. No award was to be paid for performance falling below the threshold level during the five-year performance period. An early payout of the entire 20,000 shares could occur if, as measured at the end of any fiscal year prior to the end of the five-year period, the stretch performance levels were achieved for both measures. The agreement also provided that should Mr. Kaskel's employment be terminated for any reason prior to the end of the five-year performance period, an assessment would be made of his actual achievements to date of termination in relationship to the financial measures governing the performance share feature, and he may have received a pro-rata award. Mr. Kaskel resigned from his employment effective August 31, 1998, and no shares of common stock were granted under the performance share feature.

                          SUMMARY COMPENSATION TABLE*

                                                Annual Compensation            Long-Term Compensation
                                                                       --------------------------------------  All Other
                                                                                Awards             Payouts      Comp.(1)
--------------------------------------------------------------------------------------------------------------------------
              (a)                   (b)          (c)          (d)          (f)          (g)          (h)          (i)
--------------------------------------------------------------------------------------------------------------------------
                                                                                     Securities
           Name and                 Year        Salary       Bonus      Restricted   Underlying
           Principal                                                      Stock       Options-       LTIP
           Position                                                       Awards        SARs       Payouts
                                                 ($)          ($)          ($)          (#)          ($)          ($)
--------------------------------------------------------------------------------------------------------------------------
  O. G. RICHARD III                 1998       787,500      295,300        -0-       60,000(3)       -0-         23,625
  Chairman, President & CEO         1997       787,500      725,000        -0-       90,000(5)       -0-       26,770(13)
                                    1996       778,125      710,000    1,459,465(9)  240,000(6)      -0-       746,596(8)
                                                                                        (7)                       (13)
--------------------------------------------------------------------------------------------------------------------------
  M. W. O'DONNELL                   1998       325,000       97,500        -0-       25,000(3)       -0-         19,500
  Senior Vice President &           1997       325,000      230,000        -0-       22,500(5)       -0-         19,500
  Chief Financial Officer           1996       322,575      210,000        -0-       37,500(6)       -0-       84,233(13)
--------------------------------------------------------------------------------------------------------------------------
  P. M. SCHWOLSKY                   1998       325,000       97,500        -0-       25,000(3)       -0-         9,750
  Senior Vice President &           1997       325,000      241,000        -0-       22,500(5)       -0-         13,206
  Chief Legal Officer               1996       321,250      234,000        -0-       37,500(6)       -0-      130,804(13)
--------------------------------------------------------------------------------------------------------------------------
  C. G. ABBOTT                      1998       325,000      253,500        -0-       25,000(3)       -0-         9,750
  CEO of Corporation's Gas          1997       325,000      275,000        -0-       22,500(5)       -0-         11,026
  Transmission Segment              1996      310,870(2)    234,000     73,219(11)   37,500(6)       -0-       88,689(13)
--------------------------------------------------------------------------------------------------------------------------
  R. R. KASKEL                      1998      186,667(2)   75,000(4)       -0-          -0-          -0-         2,800
  Senior Vice President,            1997      210,000(2)    155,000        -0-      10,500(5)(10)    -0-       84,233(15)
  Columbia Energy Group             1996         N/A
  Service Corporation

   * Adjusted for 3-for-2 stock split in the form of a dividend paid in June 1998 ("Stock Split").

 (1) Reflects employer contributions, if any, to the Employees' Thrift Plan of Columbia Energy Group, which is qualified under the Internal Revenue Code, and the Thrift Restoration Plan, a nonqualified plan.

 (2) Partial year salary.

 (3) Options to purchase shares granted to executive group on February 22, 1999, for 1998 performance at a price of $49.59375 per share, which options vest one-third upon the first anniversary of grant, one-third upon the second anniversary, and one-third upon the third anniversary.

 (4) Pursuant to Mr. Kaskel's employment agreement dated March 31, 1997, a signing bonus of $75,000 was paid following the completion of his first year of employment.

 (5) Options to purchase shares granted to executive group on February 17, 1998 for 1997 performance at a price of $50.77083 per share, which options vest one-third upon the first anniversary of grant, one-third upon the second anniversary, and one-third upon the third anniversary.

 (6) Options to purchase shares granted to executive group on February 18, 1997 for 1996 performance at a price of $42.4583 per share, which options vest one-third upon grant, exercisable in six months, one-third upon the first anniversary of grant, and one-third upon the second anniversary.

 (7) Pursuant to Mr. Richard's employment agreement dated March 15, 1995, and amended January 17, 1996, on May 20, 1996, Mr. Richard was granted a nonqualified stock option for 150,000 shares of common stock, 75,000 of which were vested on November 28, 1996, and the remaining 75,000 of which were vested on November 28, 1997.

 (8) Pursuant to Mr. Richard's amended employment agreement, on May 21, 1996, Mr. Richard received a $481,250 cash payment, less taxes, representing the excess of the grant price of the options for 100,000 shares of common stock issued the previous date over the fair market value of the shares on the date the options would have been issued had the Corporation been able to issue the options following its discharge from bankruptcy. The common stock increased in value during this period from $43.875 to $48.6875 per share.

 (9) Pursuant to Mr. Richard's amended employment agreement, on May 20, 1996, Mr. Richard was granted a restricted stock award for 44,677 (29,785 pre-Stock Split) shares of common stock at a value of $1,459,465, as based on the closing price of $49.00 per share on May 20, 1996. The shares vest annually in five equal installments commencing January 2, 1997. Mr. Richard receives dividends on the restricted stock as dividends are declared on shares of common stock. At December 31, 1998, Mr. Richard held 26,806 shares of restricted stock, at an aggregate value of $1,548,047.

(10) Mr. Kaskel's award was forfeited due to his resignation of employment.

(11) Pursuant to Ms. Abbott's employment agreement dated January 17, 1996, on January 17, 1996, Ms. Abbott was granted a contingent stock award for 2,250 shares of common stock, which vested on May 17, 1996.

(12) Intentionally left blank.

(13) Includes transfer expenses associated with the move of the corporate office from Delaware to Northern Virginia totalling $235,738 for Mr. Richard, $66,090 for Mr. O'Donnell, $126,304 for Mr. Schwolsky, and $87,014 for Ms. Abbott.

(14) Intentionally left blank.

(15) Reflects transfer expenses.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR**

                                    Individual Grants                                         Potential Realizable Value at
                                                                                                  Assumed Annual Rates
                                                                                                     of Stock Price
                                                                                              Appreciation for Option Term
-----------------------------------------------------------------------------------------------------------------------------
            (a)                   (b)              (c)             (d)            (e)             (f)              (g)
-----------------------------------------------------------------------------------------------------------------------------
           Name                Number of        % of Total     Exercise or     Expiration          5%              10%
                               Securities      Options/SARs     Base Price        Date            ($)              ($)
                               Underlying       Granted to        ($/Sh)
                              Options/SARs     Employees in
                              Granted (#)      Fiscal Year
-----------------------------------------------------------------------------------------------------------------------------
  O. G. RICHARD III              60,000            4.0           49.59375       2/22/09        1,925,175*       5,079,375*
  Chairman, President
  & CEO
-----------------------------------------------------------------------------------------------------------------------------
  M. W. O'DONNELL                25,000            1.7           49.59375       2/22/09         802,156*        2,116,406*
  Senior Vice President &
  Chief Financial Officer
-----------------------------------------------------------------------------------------------------------------------------
  P. M. SCHWOLSKY                25,000            1.7           49.59375       2/22/09         802,156*        2,116,406*
  Senior Vice President &
  Chief Legal Officer
-----------------------------------------------------------------------------------------------------------------------------
  C. G. ABBOTT                   25,000            1.7           49.59375       2/22/09         802,156*        2,116,406*
  CEO of Corporation's Gas
  Transmission Segment
-----------------------------------------------------------------------------------------------------------------------------
  R. R. KASKEL                     0                0              N/A            N/A             N/A              N/A
  Senior Vice President,
  Columbia Energy Group
  Service Corporation
-----------------------------------------------------------------------------------------------------------------------------

 * Because dividend equivalents are associated with this award, the potential realizable value shall increase as dividends are paid on stock subject to options. In no event may dividend equivalents exceed the grant price less the par value of the underlying stock.

** Granted as of February 22, 1999 for 1998 performance, the options vest one-third upon the first anniversary of grant, one-third on the second anniversary of grant, and the final third on the third anniversary of grant.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

                          AND FY-END OPTION/SAR VALUES

          (a)                      (b)                     (c)                     (d)                     (e)
------------------------------------------------------------------------------------------------------------------------
                                                                          Number of Securities
                                                                               Underlying         Value of Unexercised
                                                                               Unexercised            In-the-Money
                                                                              Options/SARs            Options/SARs
                                                                             at Year-End(#)          at Year-End($)
------------------------------------------------------------------------------------------------------------------------
                             Shares Acquired         Value Realized           Exercisable/            Exercisable/
          Name               on Exercise(#)               ($)*                Unexercisable          Unexercisable*
------------------------------------------------------------------------------------------------------------------------
  O. G. Richard III                -0-                     -0-               210,000/120,000       4,711,250/1,086,875
------------------------------------------------------------------------------------------------------------------------
  M. W. O'Donnell                  -0-                     -0-                42,160/35,000          934,808/348,177
------------------------------------------------------------------------------------------------------------------------
  P. M. Schwolsky                  -0-                     -0-                32,500/35,000          660,167/348,177
------------------------------------------------------------------------------------------------------------------------
  C. G. Abbott                     -0-                     -0-                25,000/35,000          382,292/348,177
------------------------------------------------------------------------------------------------------------------------
  R. R. Kaskel                     -0-                     -0-                     0/0                     -0-
------------------------------------------------------------------------------------------------------------------------

 * Market value of underlying securities at exercise or FY-end, minus the exercise or base price.

                             RETIREMENT INCOME PLAN

A noncontributory defined benefit pension plan is maintained for all employees of the Corporation's participating subsidiaries who are at least 21 years of age. The annual benefit under the pension plan is based upon final average annual compensation and years of credited service. Final average annual compensation is calculated using base compensation (shown in the "Summary Compensation Table" as "Salary") paid to the employee for the highest 36 months of the last 60 months prior to retirement.

Estimated annual benefits payable upon retirement are as follows with respect to the specified remuneration and years of credited service.

 ESTIMATED ANNUAL BENEFITS AS OF JANUARY 1, 1999, FROM RETIREMENT INCOME PLAN*

    Final Average                                   Representative Years of Credited Service**
                           ---------------------------------------------------------------------------------------------
 Annual Compensation          15               20               25               30               35               40
----------------------------------------------------------------------------------------------------------------------------
          $                   $                $                $                $                $                $
----------------------------------------------------------------------------------------------------------------------------
       250,000              54,344           72,459           90,574          108,689          114,939          120,464
----------------------------------------------------------------------------------------------------------------------------
       300,000              65,594           87,459          109,324          131,189          138,689          145,464
----------------------------------------------------------------------------------------------------------------------------
       400,000              88,094          117,459          146,824          176,189          186,189          194,464
----------------------------------------------------------------------------------------------------------------------------
       500,000             110,594          147,459          184,324          221,189          233,689          245,464
----------------------------------------------------------------------------------------------------------------------------
       600,000             133,094          177,459          221,824          266,189          281,189          295,464
----------------------------------------------------------------------------------------------------------------------------
       800,000             178,094          237,459          296,824          356,189          376,189          395,464
----------------------------------------------------------------------------------------------------------------------------
      1,000,000            223,094          297,459          371,824          446,189          471,189          495,464
----------------------------------------------------------------------------------------------------------------------------
      1,200,000            268,094          357,459          446,824          536,189          566,189          596,464

 * Estimates are based upon a straight-life annuity and the assumptions that (a) the Corporation's present retirement plan will be maintained and (b) retirement will not occur before age 65. These benefits are not subject to deduction for social security or other charges. Should an annual benefit exceed limitations imposed by federal law, the excess will be paid by the participating subsidiary as a supplemental pension under the Pension Restoration Plan. If the supplemental pension liability exceeds $100,000, then this liability may be funded through a trust arrangement at the option of the individual. The liabilities of Messrs. Richard, Schwolsky and O'Donnell have reached $100,000, but to date they have not elected to fund their accrued pension. The liabilities of Ms. Abbott and Mr. Kaskel had not yet reached $100,000, so no contributions were made in 1998 on their behalf. Such supplemental pensions are not available to these executives until retirement or termination of employment.

** As of January 1, 1999, the credited years of service for retirement benefits for the individuals named in the Summary Compensation Table were as follows:
   Mr. Richard, 7 years; Mr. O'Donnell, 28 years; Mr. Schwolsky, 7 years; and Ms. Abbott, 2 years. Mr. Kaskel resigned his employment with the Columbia Energy Group Service Corporation effective August 31, 1998, at which time he was not eligible for retirement benefits.

                               PERFORMANCE GRAPH

The following graph demonstrates a five-year comparison of cumulative total returns for the Corporation, the S&P 500, and the S&P Natural Gas Utility Index.

[FIVE YEAR COMPARISON OF CUMULATIVE TOTAL RETURN]

                                                COLUMBIA ENERGY (FORMERLY                               S & P NATURAL GAS UTILITY
                                                      COLUMBIA GAS)              S & P 500 INDEX                  INDEX
                                                -------------------------        ---------------        -------------------------
'1993'                                                      100                         100                         100
'1994'                                                   105.03                      101.32                       95.40
'1995'                                                   196.09                      139.40                      134.93
'1996'                                                   287.63                      171.40                      179.31
'1997'                                                   360.04                      228.59                      211.56
'1998'                                                   402.73                      293.91                      232.15

* Assumes $100 invested on December 31, 1993, and reinvestment of dividends.

           2. APPROVAL OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

At the Annual Meeting, approval of the selection of the independent public accountants to examine the financial statements of the Corporation and its subsidiaries, which will be included in the Annual Report to Stockholders for the year 1999, will also be voted upon. Arthur Andersen LLP has been recommended as such independent public accountants by the Board of Directors of the Corporation.

Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire and be available to respond to appropriate questions by stockholders.

UNLESS THEY ARE DIRECTED OTHERWISE BY STOCKHOLDERS, THE PROXIES INTEND TO VOTE FOR PROPOSAL TWO.

             3. APPROVAL OF CERTIFICATE OF INCORPORATION AMENDMENTS

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL THREE, WHICH IS THE APPROVAL OF THE AMENDMENTS TO THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION (THE "CERTIFICATE OF INCORPORATION") INCREASING THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 100 MILLION TO 200 MILLION AND DECREASING THE PAR VALUE OF CAPITAL STOCK FROM $10 TO $.01 PER SHARE. THE PROPOSED AMENDMENTS TO THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION REQUIRE THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE THEREON. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST THIS PROPOSAL.

The Corporation's Certificate of Incorporation, as currently in effect, provides that the Corporation is authorized to issue two classes of stock, consisting of 100 million shares designated as common stock, $10 par value per share, and 40 million shares designated as preferred stock, $10 par value per share. On November 18, 1998, the Board of Directors adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation to increase the authorized number of shares of common stock from 100 million shares to 200 million shares and to reduce the par value of the Corporation's common stock and preferred stock from $10 to $.01 per share. Therefore, if the stockholders approve the amendment, the aggregate number of authorized shares of capital stock (including both common and preferred) would increase from 140 million to 240 million. The proposed amendment does not affect any terms or rights of the Corporation's common stock (other than the reduction in par value). As proposed to be amended, the first paragraph of Article IV of the Certificate of Incorporation would read as follows:

                                   Article IV

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two hundred forty million (240,000,000), of which Forty million (40,000,000) shares, of the par value of One cent ($.01) each, are to be of a class designated Preferred Stock and Two hundred million (200,000,000) shares, of the par value of One cent ($.01) each, are to be of a class designated Common Stock.

Of the 100 million shares of common stock currently authorized by the Corporation's Certificate of Incorporation, after giving effect to the June 1998 3-for-2 stock split in the form of a dividend, approximately 83,444,828 were issued and outstanding as of March 22, 1999, and an aggregate of approximately 1,401,347 were reserved under the Corporation's 1985 and 1996 Long-Term Incentive Plans. The Corporation therefore has available for issuance only approximately 15,153,825 shares of common stock. There are no shares of preferred stock outstanding.

The Corporation's Board of Directors believes that the currently authorized common stock remaining available is not sufficient to enable the Corporation to pursue business opportunities and for other corporate transactions. While the Corporation has no present plans for issuance of the additional shares of common stock, the increase in authorized shares may be used in connection with future stock splits in the form of stock dividends, acquisitions and other strategic transactions, employee benefit plans, raising additional capital and other corporate purposes. If the proposed amendment is approved by stockholders, the authorized common stock will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable, and it is not anticipated that further shareholder approval would be solicited prior to the issuance of any additional shares of common stock, except as may be required by applicable law, stock exchange rules or as the Board may otherwise find desirable or appropriate.

The increase in authorized common stock will not have any immediate effect on the rights of the existing shareholders. Issuances of additional authorized common stock in a stock dividend or distribution would reduce the value of outstanding shares proportionately, and issuances of authorized common stock in capital raising or other corporate or business transactions would dilute existing shareholders' ownership interests in the Corporation. The Board has not proposed the increase in authorized common stock with the intention of using the additional shares for anti-takeover purposes, although in theory the Corporation could use the additional shares to discourage an attempt to acquire control of the Corporation. There are no preemptive rights relating to the Corporation's common stock. The Corporation intends to apply to the New York Stock Exchange for the listing of any additional shares of common stock if and when such shares are to be issued.

The proposed reduction in the par value per share of the Corporation's capital stock is intended to bring the Corporation in line with the practice of other corporations that already have so-called "penny" par stock. The proposed reduction in par value for the common stock would be effected by a reduction in the capital stock account on the Corporation's balance sheet and a corresponding increase in the additional paid-in (or surplus) capital account and thus would have no impact on the Corporation's capital structure. The reduction in par value would not reduce the ownership interests of stockholders, nor would it have any other impact on the rights and privileges of the holders of common stock (other than in the reduction of par value). The reduction in par value per share reduces the amount required to be carried by the Corporation as capital, thereby potentially increasing the Corporation's surplus capital available for dividends and other distributions and for other corporate purposes.

The reduction in par value could also mitigate the effect on the Corporation's retained earnings account in the event that the Corporation declares a future stock split in the form of a stock dividend. This is important because the Corporation currently is subject to an order by the U.S. Securities and Exchange Commission (the "SEC") pursuant to the Public Holding Company Act of 1935 (the "1935 Act"), which effectively limits the Corporation's investments in certain types of businesses to 50 percent of retained earnings. If the Corporation pays a stock dividend from retained earnings, reducing the par value will result in a much smaller amount ($.01 versus $10 per share) to be paid from the retained earnings account, thereby leaving more retained earnings that the Corporation could use to compete with other companies not subject to the 1935 Act limits on investments.

The amendments to the Certificate of Incorporation, which are also subject to the approval of the SEC pursuant to the 1935 Act, would be effective upon the filing of a certificate of amendment with the Office of the Secretary of State of the State of Delaware (the "Secretary of State"). Notwithstanding the approval of the amendments to the Certificate of Incorporation by the stockholders and the SEC, the Corporation's Board of Directors may abandon the amendments at any time before they are filed with the Secretary of State.

UNLESS THEY ARE DIRECTED OTHERWISE BY STOCKHOLDERS, THE PROXIES INTEND TO VOTE FOR PROPOSAL THREE.

         4. APPROVAL OF AMENDMENTS TO THE 1996 LONG-TERM INCENTIVE PLAN

The Board of Directors recommends that the stockholders vote FOR Proposal Four, which is approval of amendments to the 1996 Long-Term Incentive Plan. The proposed amendments to the Long-Term Incentive Plan require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will be treated as shares not entitled to vote, will not be included in the calculation of the number of votes constituting a majority of shares present and entitled to vote, and will have no effect on this proposal.

The 1996 Long-Term Incentive Plan (the "LTIP") was approved by the Corporation's stockholders at the 1996 Annual Meeting of Stockholders. On November 18, 1998 and February 17, 1999, the Board of Directors approved amendments to the LTIP, subject to the approval of the Corporation's stockholders. The November 1998 amendments to the LTIP would be effective as of February 1, 1999 and the February 1999 amendment would be effective as of May 19, 1999, upon approval by a vote of the holders of a majority of the common stock of the Corporation present or represented and entitled to vote at the Annual Meeting. The following general description of the LTIP and the proposed amendments is qualified in its entirety by reference to Exhibit A, annexed hereto, which consists of a copy of the proposed amended and restated LTIP, incorporating the proposed amendments.

Key features of the proposed amendments include:

     - A prohibition against the repricing of stock options;

     - A reduction in contingent and restricted stock awards (currently 20 percent) and other types of awards not specifically identified in the LTIP but permitted by Paragraph 7 thereof (currently unlimited as to percentage) to five percent of the shares available under the LTIP;

     - An increase of 3,785,000 shares (less than five percent of the outstanding shares of the Corporation's common stock authorized for awards under the LTIP);

     - Revision to certain vesting and exercise provisions for options and stock appreciation rights to prevent a forfeiture for participants terminating service due to death, retirement or disability;

     - A change in the timing of nonemployee director stock option awards to coincide with the grant date of employee awards; and

     - Removal of references to and requirements of the old Section 16 rules.

The purpose of the LTIP is to provide long-term incentives to those officers and key employees ("Employees") who, in the opinion of the Compensation Committee of the Board (the "Committee"), make, or may make, substantial contributions to the Corporation through their ability and efforts, and to members of the Board who are not employees ("Outside Directors"). A total of 3,000,000 shares of the Corporation's common stock originally was authorized for issuance under the LTIP, subject to adjustment to prevent dilution or enlargement of rights under the LTIP. No participant may be awarded more than 20 percent of the total number of shares authorized for issuance. No award may be granted more than ten years after the original effective date, and the LTIP will terminate after all awards have been satisfied. In addition, the Corporation may terminate the LTIP at any time, provided that full and equitable compensation is made with respect to outstanding awards. Although the Committee will determine which positions have the potential to make a substantial contribution to the Corporation, it is currently contemplated that approximately 180 Employees will be considered eligible under the LTIP. Awards may take several forms: incentive stock options ("ISOs"), nonqualified stock options, stock appreciation rights, contingent stock awards, restricted stock awards or any award in other forms that the Committee may in its discretion deem appropriate, but in any event which are consistent with the LTIP's purpose, including any combination of the foregoing. Employees would be eligible to receive any form of award permitted under the LTIP. Outside Directors would be eligible only for options which do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "IRC") (stock options not qualifying as ISOs hereinafter called "NQOs") according to the formula set forth in the LTIP, as described below.

PLAN ADMINISTRATION

The LTIP is administered by the Committee. The Board of Directors may suspend, terminate or amend the LTIP at any time but may not adopt any amendment that would (i) materially increase the benefits accruing to participants, (ii) materially increase the maximum number of shares issued under the LTIP, subject to equitable adjustment as described below, (iii) materially modify the LTIP's eligibility requirements, or (iv) change the basis on which awards are granted to Outside Directors. In the event of any change affecting the number of outstanding shares of the Corporation, by reason of any stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall make an equitable adjustment in the aggregate number of shares or awards outstanding or that may be issued under the LTIP. The termination or any modification or amendment of the LTIP may not, without a participant's consent, affect rights under an award previously granted. Nevertheless, the Corporation may terminate the LTIP at any time provided that full and equitable compensation is made to participants with respect to awards previously granted.

With respect to Outside Directors, the LTIP is intended to be self-governing. To this end, and except as specified therein with respect to ministerial matters, the Committee generally has no discretionary authority over any transaction under the LTIP with regard to Outside Directors.

OPTIONS

Options to purchase the Corporation's common stock may be awarded under the LTIP as either ISOs or NQOs. The price at which shares of common stock may be purchased upon exercise of an ISO shall be not less than 100 percent of the fair market value of the stock on the date the option is granted. The exercise price on an NQO will be 100 percent of the fair market value as of the date the option is granted, to be reduced by cumulative dividends paid on the Corporation's common stock while the NQO is outstanding and unexercised. Alternatively, dividend equivalent credits may, at the discretion of the Committee, be provided indirectly, for example through the establishment of an unsecured, unfunded bookkeeping "account" that would track dividends declared on the stock subject to options and that would be paid in cash to an optionee upon the exercise of an option or, in certain circumstances, upon expiration of the option. The amount of dividend equivalent credits may not exceed the option purchase price less par value. The fair market value of shares under an individual's ISO first exercisable in any one calendar year will not exceed $100,000.

Options must be exercised within ten years of grant. The amount of awards to each participant will be based upon the evaluation of his/her position and an evaluation of the Corporation's Total Shareholder Return (defined as market appreciation and dividends in a fiscal year) as compared to a group of peer companies. Awards to Employees may be made for reasons other than Total Shareholder Return performance subject to the discretion of the Committee. Payment in full of the exercise price must be made upon the exercise of a stock option.

NQO awards to Outside Directors shall be made if the Corporation's Total Shareholder Return for a fiscal year exceeds the median of the Total Shareholder Return for the group of peer companies utilized for comparison purposes in the Corporation's Annual Proxy Statement. If the Corporation's Total Shareholder Return falls in the third (above median) quartile of the peer group, then options shall be granted to each Outside Director to purchase 3,000 shares of common stock. If the Corporation's Total Shareholder Return falls in the fourth
(top) quartile of the peer group, then options shall be granted to each Outside Director to purchase 6,000 shares of common stock. No stock option awards can be made to Outside Directors if the Total Shareholder Return is at or below the median of the group for a calendar year.

Currently, NQOs for Outside Directors, if any, would be granted effective as of 90 days after the close of the Corporation's fiscal year for Total Shareholder Return performance for the preceding fiscal year. Grants to Outside Directors would vest one-third upon the date of the grant, one-third upon the first anniversary of the grant and one-third upon the second anniversary of the grant. The purchase price per share of stock for Outside Directors' awards would be 100 percent of the fair market value of the stock on the day the option is granted. For awards to Outside Directors, "fair market value" means the average of the high and low sales prices per share of the Corporation's common stock on The New York Stock Exchange as reported in The Wall Street Journal for such date.

Currently, upon termination of employment due to death, disability or retirement, vested options may be exercised within 24 months of such event except that ISOs generally must be exercised within one year in the case of disability or three months in the case of retirement. If termination occurs for any other reason, all options must be exercised within three months after termination to the extent such options are exercisable at termination. Upon a "change in control" as defined in the LTIP, all options automatically vest.

STOCK APPRECIATION RIGHTS

Under the LTIP, NQOs may, but need not, be accompanied by stock appreciation rights ("SARs"). SARs entitle the recipient to elect to surrender the option and receive shares of common stock, cash, or a combination thereof in an amount equal in value to the excess of the aggregate fair market value of the shares with respect to which the SAR is exercised, based on the closing price as of the exercise date, over the grant price of such shares. The initial grant price on a SAR will be 100 percent of the fair market value as of the date the option is granted, but the agreement reflecting the SAR may provide that the grant price may be reduced by cumulative dividends paid on the Corporation's common stock while the SAR is outstanding and unexercised. A SAR is subject to all other terms and conditions of the option to which it relates.

CONTINGENT OR RESTRICTED STOCK

The LTIP also provides for the award to Employees of the right to receive shares of common stock, subject to certain restrictions or contingencies, either in the form of a contingent stock award or a restricted stock award. Shares awarded as a contingent stock award will not be issued in the name of the recipient, and the recipient shall not have the rights of a stockholder until all contingencies expire. Shares issued as a restricted stock award will be issued in the name of the recipient, and the recipient shall have all the rights of a stockholder for all such shares, although (1) either the recipient shall not receive possession of the shares until all restrictions on such shares lapse, or (2) if the recipient receives possession, the shares will contain a legend as to their restricted status. The amounts, terms and conditions of an individual award will vary in response to business objectives as determined by the Committee. A recipient will forfeit his/her awards upon termination of employment unless otherwise provided by the award agreement or the Committee.

If a participant's salary is continued following termination of employment through an employment agreement, severance program or comparable arrangement, the restrictions or contingencies on any awards which could have lapsed during such salary continuation period will be deemed to have lapsed, and such shares of stock shall be delivered to the participant or his or her legal representative no later than the expiration of the salary continuation period. Upon a "change in control" as defined in the LTIP, contingent stock awards and restricted stock awards will automatically vest, and all restrictions and contingencies will be assumed to have been satisfied.

TRANSFERABILITY

Generally, awards to Employees under the LTIP are non-transferable except by will or in accordance with the laws of descent and distribution; however, NQOs granted to Outside Directors are transferable by gift to immediate family members or to a trust for their benefit. In addition, the Committee has the discretion to permit the same limited transfer for Employee NQOs. During the life of the participant or transferee, awards may be exercised only by such participant or transferee (as applicable), and the Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist upon the participant's death.

FEDERAL TAX CONSEQUENCES

Under present federal income tax law, the Corporation believes that the award of a stock option or SAR generally creates no federal income tax consequences for the recipient or the Corporation. In general, the optionee has no federal taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Corporation receives no deduction when an ISO is exercised (provided certain requirements applicable to ISOs are satisfied). Upon exercising an NQO, the recipient must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise, and the Corporation will generally be entitled to a deduction for the same amount. Generally, there are no federal income tax consequences to the Corporation in connection with a disposition of shares acquired under an option except that the Corporation may be entitled to a deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding period has been satisfied.

The preceding discussion is only a general summary of certain federal income tax consequences arising from participation in the LTIP and should not be used for a determination of an individual's unique tax situation. It is suggested that the individual consult with a tax advisor regarding the applicability of federal, state and local tax laws to his/her particular situation.

PROPOSED AMENDMENTS TO 1996 LTIP

Since the 1996 LTIP was adopted, the Corporation has consistently exceeded the median of its peer group in terms of Total Shareholder Return performance so that stock option awards have been made to key employees and Outside Directors each year. As a result, the number of shares of common stock available for awards under the LTIP needs to be increased so that the Corporation will be able to continue to attract and retain competent executives who have been largely responsible for the Corporation's success. The 1996 LTIP had 3,000,000 shares of common stock available for awards. Pursuant to the terms of the LTIP, in November 1998 the Board of Directors approved an increase of 300,000 in the number of shares available for issuance under the LTIP in order to ensure that there would be sufficient shares to make stock option awards in February 1999 for 1998 Total Shareholder Return performance. The LTIP currently has virtually no shares remaining for issuance of awards. Therefore, the Board of Directors recommends that the stockholders approve an additional 3,785,000 shares of common stock, or less than five percent of the Corporation's outstanding shares, to be available for issuance under the LTIP. If the amendment is approved, the aggregate number of shares subject to the LTIP (issued and unissued) would be 8,585,000. (This aggregate number reflects equitable adjustments made pursuant to the terms of the LTIP for the Corporation's June 1998 3-for-2 stock split in the form of a dividend.)

Based on results of a survey of other companies' plans and in order to make the LTIP competitive with other companies so as to be able to attract and retain competent executives, the Board of Directors also recommends that the LTIP be amended to provide immediate vesting of stock options and SARs in the event of a participant's death and continued vesting on the normal schedule upon termination due to retirement and disability. The Corporation's outside compensation consultants surveyed other companies' stock option exercise practices following a participant's termination due to retirement or disability. Currently, the LTIP provides for a participant to exercise options for a period of up to 24 months following such termination. The survey indicated that an exercise period of up to 36 months would be more appropriate in such circumstances. Therefore, the proposed amendments to the LTIP would provide for an exercise period of up to 36 months for stock options and any associated SARs following termination due to retirement or disability.

The Board of Directors recommends additional amendments to the LTIP. First, the proposed amendments would add a provision explicitly stating the Corporation's practice to date against repricing stock options. Second, the proposed amendments would reduce the available number of contingent, restricted and other types of other awards not specifically identified in the LTIP (but permitted by Paragraph 7) from 20 percent (which currently applies only to contingent and restricted stock) to an aggregate of five percent for contingent and restricted stock as well as other permissible types of awards not specifically identified in the LTIP which may be awarded after the effective date of the amendments. Third, the proposed amendments would change the timing of the issuance, if any, of Outside Directors' NQOs to coincide with the date of grant of employees' annual stock option awards, if any. If no stock option awards are made to employees but the Corporation's Total Shareholder Return performance compared with its peers is above the median, then in keeping with the intent that the provisions of the Plan pertaining to Outside Directors' awards are meant to be self-governing, the Outside Directors' stock option awards would be granted 90 days after the end of the Corporation's fiscal year.

Finally, the Board of Directors recommends that the LTIP be amended to remove references to and requirements of the former Section 16 rules promulgated by the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, which rules were in place when the LTIP was established. Because the rules have since been amended, the proposed amendments would update the LTIP with respect to those rules, including removal of the requirement that recipients of stock options and SARs hold their awards for six months before exercising.

The market value of the stock as of March 15, 1999 was $53 7/8 per share of common stock.

Based on the LTIP's plan design, options for approximately 280,000 shares are expected to be issued to Outside Directors over the remaining life of the LTIP. For officers and key employees, while the benefits to be granted for 1999 and future years have not yet been determined by the Compensation Committee, the following table shows the benefits awarded for 1998 under the 1996 LTIP:

                               NEW PLAN BENEFITS
                 Amended and Restated Long-Term Incentive Plan

                     NAME AND POSITION                        DOLLAR VALUE($)(1)    NUMBER OF UNITS(2)
------------------------------------------------------------------------------------------------------
  O. G. RICHARD III
  Chairman, President & CEO                                          --                    60,000
------------------------------------------------------------------------------------------------------
  M. W. O'DONNELL
  Senior Vice President & Chief Financial Officer                    --                    25,000
------------------------------------------------------------------------------------------------------
  P. M. SCHWOLSKY
  Senior Vice President & Chief Legal Officer                        --                    25,000
------------------------------------------------------------------------------------------------------
  C. G. ABBOTT
  CEO of Corporation's Gas Transmission Segment                      --                    25,000
------------------------------------------------------------------------------------------------------
  R. R. KASKEL
  Senior Vice President, Columbia Energy Group Service
Corporation                                                          --                       -0-
------------------------------------------------------------------------------------------------------
  Executive Group (6 persons including those named above)            --                   143,000
------------------------------------------------------------------------------------------------------
  Non-Executive Director Group                                       --                    72,000
------------------------------------------------------------------------------------------------------
  Non-Executive Officer Employee Group                               --                 1,361,700

-------------------------

(1) All options were granted at the fair market value of the Corporation's common stock on the date of grant.

(2) All the awards under the LTIP granted for 1998 were nonqualified stock options for shares of the Corporation's common stock.

While future awards of stock options are not determinable, to date options have been awarded under the LTIP as follows: O. G. Richard III, Chairman, President & CEO, 390,000; M. W. O'Donnell, Senior Vice President & Chief Financial Officer, 85,000; P. M. Schwolsky, Senior Vice President & Chief Legal Officer, 85,000; C.
G. Abbott, CEO of Corporation's Gas Transmission Segment, 85,000; R. R. Kaskel, Senior Vice President, Columbia Energy Group Service Corporation, 10,500 (forfeited upon resignation of employment); all current executive officers as a group, 674,000; all current directors who are not executive officers as a group, 216,000; nominees for election as a director, namely R. H. Beeby, 19,500, M. T. Hopkins, 19,500, W. E. Lavery, 19,500, and O. G. Richard III, 390,000; and all employees, including all current officers who are not executive officers, as a group, 3,837,475. The options granted have a ten-year term; have an exercise price of fair market value as of the date of grant; and vest one-third upon the first anniversary of grant, and one-third on each of the second and third anniversaries of grant (for employees), or one-third on the date of grant and one-third upon the first and second anniversaries of grant (for Outside Directors).

UNLESS THEY ARE DIRECTED OTHERWISE BY STOCKHOLDERS, THE PROXIES INTEND TO VOTE FOR PROPOSAL FOUR.

                                5. OTHER MATTERS

The Board of Directors knows of no business constituting a proper subject for action by the stockholders that will be presented for consideration at the meeting other than that shown above. However, if any other business shall come before the meeting, the persons named in the enclosed form of proxy or their substitutes will have discretion to vote on those matters and will vote said proxy with respect to any such business in accordance with their best judgment.

PROPOSALS OF STOCKHOLDERS FOR THE 2000 ANNUAL MEETING

Proposals of stockholders of record to be presented for a vote at the 2000 Annual Meeting of Stockholders must be received addressed to the Corporate Secretary at the Corporation's Virginia address, 13880 Dulles Corner Lane, Herndon, Virginia 20171-4600 on or before December 8, 1999.

Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year's annual meeting of stockholders or the date specified by an overriding advance notice provision in the company's bylaws. The Corporation's bylaws do not contain such an advance notice provision. Accordingly, for the Corporation's 2000 Annual Meeting of Stockholders, stockholders must submit such written notice to the Corporate Secretary on or before February 21, 2000.

                         /s/ Carolyn McKinney Afshar
                            Carolyn McKinney Afshar

                            Secretary

                                   EXHIBIT A

                              AMENDED AND RESTATED
                             COLUMBIA ENERGY GROUP
                            LONG-TERM INCENTIVE PLAN

1. PURPOSE. The purpose of the Columbia Energy Group Long-Term Incentive Plan (the "Plan") is to provide incentives to specified individuals to continuously add value to Columbia Energy Group (the "Corporation"). Plan participants consist of: (i) those officers and key employees of the Corporation and its subsidiary companies (the "Employees") who, in the opinion of the Compensation Committee of the Board of Directors of the Corporation (the "Committee"), are making or are in a position to make substantial contributions to the Corporation by their ability and efforts; and (ii) members of the Board of Directors of the Corporation who are not employees ("Outside Directors"). The Corporation also believes that the Plan will facilitate attracting, retaining and motivating Employees and directors of high caliber and potential.

2. EFFECTIVE DATE. This Plan was initially effective February 21, 1996, and as amended and restated, is to be effective February 1, 1999, subject to shareholder and regulatory approvals.

3. ADMINISTRATION. The Plan shall be administered by the Committee. As applied to Employees, the Committee shall have full and final authority in its discretion to conclusively interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the individuals to whom awards shall be made under the Plan; to determine the type of award to be made to such Employees and the amount, size and terms of each such award; to determine the time when awards will be granted to Employees; and to make all other determinations necessary or advisable for the administration of this Plan.

The Committee shall have no discretion with respect to the amount, price and timing of awards to Outside Directors. In this regard, the portions of the Plan applicable to Outside Directors are intended to be self-governing and to operate automatically. With respect to ministerial matters regarding the portions of the Plan applicable to Outside Directors, the Plan will be administered by the Committee.

4. SHARES SUBJECT TO PLAN. The shares that may be issued under the Plan pursuant to Paragraph 7 shall not exceed in the aggregate 8,585,000 shares of the Corporation's common stock. Such shares may be authorized and unissued shares or treasury shares. The maximum number of shares that may be awarded pursuant to the contingent or restricted stock award provisions of Paragraphs 10 and 11 and forms of awards not specifically identified in the Plan but permitted pursuant to Paragraph 7 shall be five percent of the total shares authorized for issuance after February 1, 1999 under the Plan, or an amount not to exceed 204,250. Except as otherwise provided herein, any shares subject to an option or right which for any reason expires or is terminated unexercised as to such shares shall again be available under the Plan.

5. PARTICIPANTS. Persons eligible to participate shall be limited to (1) with regard to any awards permitted pursuant to Paragraph 7, the Employees; and (2) with regard to stock options permitted pursuant to Paragraph 8, the Outside Directors.

6. OUTSIDE DIRECTORS. Outside Directors shall be eligible under this Plan only for nonqualified stock option awards. Such stock option awards shall be made if the Corporation's Total Shareholder Return (defined as market appreciation and dividends declared in a year) for a fiscal year exceeds the median of the Total Shareholder Return for the group of peer companies utilized for comparison purposes in the Corporation's Annual Proxy Statement. If the Corporation's Total Shareholder Return falls in the third quartile of the peer group, then options shall be granted to each Outside Director to purchase 3,000 shares of common stock. If the Corporation's Total Shareholder Return falls in the fourth quartile of the peer group, then options shall be granted to each Outside Director to purchase 6,000 shares of common stock. No stock option awards shall be made to Outside Directors if Total Shareholder Return is at or below the median of the group for a fiscal year.

Effective May 19, 1999, stock option awards for Outside Directors, if any, shall be granted effective as of the grant date for employees' stock option awards made annually by the Committee (normally in February), or if such a meeting is not held or awards are not made, then 90 days after the close of the Corporation's fiscal year for Total Shareholder Return performance for the preceding fiscal year. Grants to Outside Directors shall vest one-third upon the date of the grant, two-thirds upon the first anniversary of the grant, and 100 percent upon the second anniversary of the grant. The option period shall not end later than ten years after the date of the grant of the option.

Additional terms of stock option awards to Outside Director shall be governed by Paragraph 8, as may be supplemented by Paragraphs 12(b) and 13-24.

7. AWARDS UNDER THE PLAN. Subject to the limitations provided under Paragraph 6 for awards to Outside Directors, awards under the Plan may be in the form of stock options (both nonqualified stock options and incentive stock options under Section 422 of the Internal Revenue Code or any amendment thereof or substitute therefor), contingent stock, restricted stock and stock appreciation rights, or such other forms as the Committee may in its discretion deem appropriate but in any event which are consistent with the Plan's purpose, including any combination of the above. The maximum number of shares that may be awarded to any one person during the life of the Plan shall be 20 percent of the total shares authorized for issuance under the Plan.

8. STOCK OPTIONS. Options shall be evidenced by stock option agreements in such form, not inconsistent with this Plan, as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions.

     (a) OPTION PRICE. The purchase price per share of stock deliverable upon the exercise of an incentive stock option shall be 100 percent of the fair market value of the stock on the day the option is granted, as determined by the Committee. The purchase price per share of stock deliverable upon the exercise of a nonqualified stock option shall be 100 percent of the fair market value of the stock on the day the option is granted, as determined by the Committee. "Fair market value" for awards to Outside Directors shall be the average of the high and low sales prices per share of the Corporation's common stock on The New York Stock Exchange as reported in The Wall Street Journal for such date. The option agreement for nonqualified options shall provide for a reduction of the purchase price by dividends paid on a share of common stock of the Corporation as long as the option is outstanding and not exercised, but in no event shall this price be less than the par value of such stock. Except in accordance with equitable adjustments as provided in Paragraph 19 and without regard to dividend equivalents, options shall not be repriced.

     (b) EXERCISE OF OPTION. Each stock option agreement shall state the period or periods of time, as may be determined by the Committee, within which the option may be exercised by the participant, in whole or in part, provided that the option period shall not end later than ten years after the date of the grant of the option. The Committee shall have the power to permit in its discretion an acceleration of the previously determined exercise terms under such circumstances and upon such terms and conditions as deemed appropriate by the Committee.

     (c) PAYMENT FOR SHARES. Stock purchased pursuant to an option agreement shall be paid for in full at the time of purchase, either in the form of cash, common stock of the Corporation at fair market value, or in a combination thereof, as the Committee may determine.

     (d) RIGHTS UPON TERMINATION OF EMPLOYMENT OR BOARD SERVICE. In the event that an optionee ceases to be employed by the Corporation or its subsidiaries or ceases to serve as an Outside Director of the Corporation for any cause other than death, disability, retirement, or a Change in Control as defined in Paragraph 12(b), the optionee shall have the right to exercise the option during its term within a period of three months after such termination to the extent that the option was exercisable at the date of such termination, or during such other period and subject to such terms as may be determined by the Committee. In the event that an optionee terminates employment or service due to death prior to termination of his option without having fully exercised his option, all unvested options shall vest as of the date of death, and the optionee's successor may have the right to exercise the option during its term within a period of 24 months after the date of death, or during such other period and subject to such terms as may be determined by the Committee. In the event that an optionee is terminated due to a Change in Control prior to termination of his option without having fully exercised his option, the optionee or his successor may have the right to exercise the option during its term within a period of 24 months after the date of such termination due to a Change in Control or during such other period and subject to such terms as may be determined by the Committee. In the event that an optionee is terminated due to retirement or disability prior to termination of his option without having fully exercised his option, the optionee or his successor may have the right to exercise the option during its term within a period of 36 months after the date of such termination due to disability or retirement or during such other period and subject to such terms as may be determined by the Committee, and any unvested options will continue to vest in accordance with the previously determined vesting schedule during the exercise period following such termination due to retirement or disability.

     (e) INDIVIDUAL LIMITATIONS.

        (i) Notwithstanding anything herein to the contrary, the aggregate fair market value (determined as of the time the option is granted) of incentive stock options for any Employee which may become first exercisable in any calendar year shall not exceed $100,000.

        (ii) Notwithstanding anything herein to the contrary, no incentive stock option shall be granted to any individual if, at the time the option is to be granted, the individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation unless at the time such option is granted the option price is at least 110 percent of the fair market value of the stock subject to option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

     (f) OTHER TERMS. Each incentive stock option agreement shall contain such other terms, conditions and provisions as the Committee may determine to be necessary or desirable in order to qualify such option as a tax-favored option within the meaning of Section 422 of the Internal Revenue Code, or any amendment thereof, substitute therefor, or regulation thereunder. Subject to the limitations of Paragraph 20, and without limiting any other provisions hereof, the Committee shall have the power without further approval to amend the terms of any option for Employees.

9. STOCK APPRECIATION RIGHTS. Stock appreciation rights ("SARs") shall be evidenced by SAR agreements in such form as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

     (a) AWARD. A SAR may be granted in connection with an option and shall entitle the grantee, subject to such terms and conditions determined by the Committee, to receive, upon surrender of the option, all or a portion of the excess of (i) the fair market value of a specified number of shares of common stock of the Corporation at the time of the surrender, as determined by the Committee, over (ii) 100 percent of the fair market value of the stock at the time the option was granted less any dividends paid while the option was outstanding but unexercised.

     (b) TERM. SARs shall be granted for a period of not more than ten years, and shall be exercisable in whole or in part, at such time or times and subject to such other terms and conditions as shall be prescribed by the Committee at the time of grant, subject to the following:

        (i) In the event that a grantee ceases to be employed by the Corporation or its subsidiaries or ceases to serve as an Outside Director of the Corporation for any cause other than death, disability, retirement, or a Change in Control, as defined in Paragraph 12(b), the grantee shall have the right to exercise the SAR during its term within a period of three months after such termination to the extent that the SAR was exercisable at the date of such termination, or during such other period and subject to such terms as may be determined by the Committee. In the event that a grantee terminates employment or service due to death prior to termination of his SAR without having fully exercised his SAR, such SAR shall vest as of the date of death, and the grantee's successor shall have the right to exercise the SAR during its term within a period of 24 months after the date of death, or during such other period and subject to such terms as may be determined by the Committee. In the event that a grantee is terminated due to a Change in Control prior to termination of his SAR without having fully exercised his SAR, the grantee or his successor shall have the right to exercise the SAR during its term within a period of 24 months after the date of such termination due to a Change in Control or during such other period and subject to such terms as may be determined by the Committee. In the event that a grantee is terminated due to retirement or disability prior to termination of his SAR without having fully exercised his SAR, the grantee or his successor shall have the right to exercise the SAR during its term within a period of 36 months after the date of such termination due to disability or retirement or during such other period and subject to such terms as may be determined by the Committee, and any unvested SARs will continue to vest in accordance with the previously determined vesting schedule during the exercise period following such termination due to retirement or disability. The Committee in its sole discretion may reserve the right to accelerate previously determined exercise terms, within the terms of the Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

     (c) PAYMENT. Upon exercise of a SAR, payment shall be made in the form of common stock of the Corporation (at fair market value on the date of exercise), cash, or a combination thereof, as the Committee may determine.

10. CONTINGENT STOCK AWARDS. Contingent stock awards under the Plan shall be evidenced by contingent stock agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

     (a) AWARD. The Committee shall determine the amount of a contingent stock award to be granted to an Employee based on the expected impact the Employee can have on the financial well-being of the Corporation and other factors deemed by the Committee to be appropriate.

     (b) RESTRICTION PERIOD. Contingent stock awards made pursuant to this Plan shall be subject to such terms, conditions, and restrictions, including without limitation, substantial risks of forfeiture and/or attainment of performance objectives, and for such period or periods as shall be determined by the Committee at the time of grant. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the award to any participant.

     (c) LAPSE OF RESTRICTIONS. The agreement shall specify the terms and conditions upon which any restrictions on the right to receive shares representing contingent stock awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, shares of common stock shall be issued to the participant or his legal representative.

     (d) TERMINATION PRIOR TO LAPSE OF RESTRICTIONS. In the event of a participant's termination of employment for any reason prior to the lapse of restrictions applicable to a contingent stock award made to such participant and unless otherwise provided for herein by this Plan or as provided for in the contingent stock agreement, all rights to shares as to which there still remain unlapsed restrictions shall be forfeited by such participant to the Corporation without payment or any consideration by the Corporation, and neither the participant nor any successors, heirs, assigns or personal representatives of such participant shall thereafter have any further rights or interest in such shares.

11. RESTRICTED STOCK AWARD. Restricted stock awards under the Plan shall be evidenced by restricted stock agreements in such form, and not inconsistent with this Plan, as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

     (a) AWARD. The Committee shall determine the amount of a restricted stock award to be granted to an Employee based on the past or expected impact the Employee has had or can have on the financial well-being of the Corporation and other factors deemed by the Committee to be appropriate.

     (b) RESTRICTION PERIOD. Restricted stock awards made pursuant to this Plan shall be subject to such terms, conditions, and restrictions, including without limitation, substantial risks of forfeiture and/or attainment of performance objectives, and for such period or periods as shall be determined by the Committee at the time of grant. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the award to any participant. Upon issuance of a restricted stock award, shares will be issued in the name of the recipient. During the restriction period, recipients shall have the rights of a shareholder for all such shares of restricted stock, including the right to vote and the right to receive dividends thereon as paid.

     (c) RESTRICTIVE LEGEND AND STOCK POWER. Each certificate evidencing stock subject to restricted stock awards shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award. Any attempt to dispose of stock in contravention of such terms, conditions and restrictions shall be ineffective. The Committee may adopt rules which provide that the certificates evidencing such shares may be held in custody by a bank or other institution, or that the Corporation may itself hold such shares in custody, until the restrictions thereon shall have lapsed and may require as a condition of any award that the recipient shall have delivered a stock power endorsed in blank relating to the stock covered by such award.

     (d) LAPSE OF RESTRICTIONS. The restricted stock agreement shall specify the terms and conditions upon which any restrictions on the right to receive shares representing restricted stock awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, shares of common stock which have not been delivered to the participant or his legal representative shall be delivered to such participant or his legal representative.

     (e) TERMINATION PRIOR TO LAPSE OF RESTRICTIONS. In the event of a participant's termination of employment for any reason prior to the lapse of restrictions applicable to a restricted stock award made to such participant and unless otherwise provided for herein by this Plan or as provided for in the restricted stock agreement, all rights to shares as to which there still remain unlapsed restrictions shall be forfeited by such participant to the Corporation without payment or any consideration by the Corporation, and neither the participant nor any successors, heirs, assigns or personal representatives of such participant shall thereafter have any further rights or interest in such shares.

12. OTHER PROVISIONS RELATING TO CONTINGENT AND RESTRICTED STOCK AWARDS AND STOCK OPTIONS. Notwithstanding any other provision to the contrary in Paragraphs 6, 8, 10 or 11 or elsewhere in this Plan, the following additional provisions shall apply to contingent and restricted stock awards and stock option awards (except that Paragraph 12(a) shall only apply to contingent and restricted stock awards):

     (a) EFFECT OF SALARY CONTINUATION ON TERMINATION PRIOR TO LAPSE OF RESTRICTIONS. If a recipient of a contingent or restricted stock award has his employment terminated and his salary continued through an employment agreement, severance program or any other comparable arrangement, then any contingencies and restrictions which are satisfied or which could have been satisfied during the period for which the recipient's salary is to be continued, irrespective of form, will be deemed to have been satisfied, and such shares of contingent and/or restricted stock will be issued and delivered to the recipient or his legal representative no later than the expiration of the salary continuation program.

     (b) CHANGE IN CONTROL. Upon a "Change in Control" as defined below, all options (including any accompanying SARs), contingent stock awards and restricted stock awards will automatically vest as of that date, and all restrictions or contingencies will be deemed to have been satisfied. The term "Change in Control" means the occurrence of any of the following events:

        (i) the acquisition by any party or parties of the beneficial ownership of 25 percent or more of the voting shares of the Corporation;

        (ii) the occurrence of a transaction requiring shareholders' approval for the acquisition of the Corporation through purchase or exchange of stock or assets, or by merger, or otherwise; or

        (iii) the election during a period of 24 months, or less, of 30 percent or more of the members of the Board, without the approval of a majority of the Board as constituted at the beginning of the period.

13. GENERAL RESTRICTIONS. The Plan and each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine
that (i) the listing, registration or qualification of the           shares of
common stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of shares of common stock, is necessary or desirable as a condition of, or in connection with the Plan or the granting of such award or the issue or purchase of shares of common stock thereunder, the Plan will not be effective and/or the award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

14. RIGHTS OF A SHAREHOLDER. The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of common stock are issued to him, except for the rights provided for in Paragraph 11 of this Plan as it pertains to restricted stock awards.

15. RIGHTS TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment or Board service of the Corporation or its subsidiary companies or affect any right which the Corporation or its subsidiary companies may have to terminate the employment or Board service of such participant.

16. WITHHOLDING OF TAXES. Whenever the Corporation proposes or is required to issue or transfer shares of common stock under the Plan, the Corporation shall have the right to require the recipient to remit to the Corporation an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements.

17. NONASSIGNABILITY.

     (a) Except as provided in Paragraph 17(b), no award or benefit under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. Also, except as provided in Paragraph 17(b), during the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

     (b) Each nonqualified stock option granted to an Employee to the extent so provided in such Employee's individual option agreement by the Committee, in its sole and absolute discretion, and each stock option granted to an Outside Director shall be transferable by gift to any member of the recipient's immediate family or to a trust for the benefit of such an immediate family member, and if so shall be exercisable solely by the transferee in the case of such transfer by gift.

18. NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan (including, without limitation, determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

19. ADJUSTMENTS. In the event of any change in the outstanding common stock of the Corporation by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall adjust the number of shares of common stock which may be issued under the Plan and shall provide for an equitable adjustment of any outstanding award or shares issuable pursuant to an outstanding award under this Plan.

20. AMENDMENT. Subject to U.S. Securities and Exchange Commission approval, if required, the Board of Directors of the Corporation may amend the Plan at any time, except that without shareholder approval, the Board may not (i) materially increase the benefits accruing to participants, (ii) materially increase the maximum number of shares which may be issued under the Plan (other than equitable adjustment pursuant to Paragraph 19 hereof), (iii) materially modify the Plan's eligibility requirements, or (iv) change the basis on which awards are granted to Outside Directors. The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect a participant's rights under an award previously granted. Notwithstanding the foregoing, however, the Corporation reserves the right to terminate the Plan in whole or in part, at any time and for any reason, provided that full and equitable compensation is made to participants with respect to awards previously granted.

21. EFFECT ON OTHER PLAN. Participation in this Plan shall not affect a participant's eligibility to participate in any other benefit or incentive plan of the Corporation, and any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Corporation unless specifically provided.

22. DURATION OF THE PLAN. The Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of shares or the payment of cash, but no award shall be granted more than ten years after the date the Plan is adopted by the Corporation.

23. FUNDING OF THE PLAN. This Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under this Plan, and payment of awards shall be on the same basis as the claims of the Corporation's general creditors. In no event shall interest be paid or accrued on any award, including unpaid installments of awards.

24. GOVERNING LAW. The laws of the State of Delaware shall govern, control and determine all questions arising with respect to the Plan and the interpretation and validity of its respective provisions.

                                          Approved by the Board of Directors of
                                          Columbia Energy Group at a meeting
                                          held on February 21, 1996 and approved
                                          by the shareholders of Columbia Energy
                                          Group on April 26, 1996. Amended as of
                                          August 20, 1997 by the Board of
                                          Directors to amend Paragraph 17.
                                          Amended as of January 16, 1998 to
                                          reflect the name change of the
                                          Corporation to "Columbia Energy
                                          Group." Amended May 20, 1998 to
                                          provide equitable adjustments in the
                                          number of shares subject to the Plan
                                          (Paragraph 4) as a result of a 3-for-2
                                          stock split in the form of a dividend
                                          issued on June 15, 1998. Amended by
                                          the Board of Directors on November 18,
                                          1998 to add 300,000 shares authorized
                                          for awards under the Plan. Amended and
                                          restated by the Board of Directors on
                                          November 18, 1998 to prohibit
                                          repricing of options, reduce
                                          contingent and restricted stock and
                                          other types of awards not specifically
                                          identified to five percent, add
                                          3,785,000 shares authorized for awards
                                          under the Plan, revise vesting and
                                          exercise provisions to prevent
                                          forfeitures of options and SARs for
                                          termination due to death, retirement
                                          or disability, and remove references
                                          to and requirements of the old Section
                                          16 rules, effective February 1, 1999,
                                          subject to the approval of the
                                          Corporation's shareholders. Amended by
                                          the Board of Directors on February 17,
                                          1999 to change the date of Outside
                                          Directors' awards to coincide with the
                                          date of employees' awards, effective
                                          May 19, 1999, subject to the approval
                                          of the Corporation's shareholders.

(CORPORATE SEAL)

                                          --------------------------------------
                                          Secretary

                      This page intentionally left blank.

                             COLUMBIA ENERGY GROUP
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL PROPOSALS.

1. ELECTION OF DIRECTORS:

   Nominees: 01-Robert H. Beeby, 02-Malcolm T. Hopkins,
   03-William E. Lavery, and 04-Oliver G. Richard III

   For              Withhold                For All
   All              From All                Except
   / /                / /                     / /

   ____________________________________________________
   (Except nominees written above)


2. Selection of Arthur Andersen LLP as independent public accountants.

   For              Against                 Abstain
   / /                / /                     / /

3. Amendments to the Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 100 million to 200 million, and to decrease the par value of capital stock from $10 to $.01 per share.

   For              Against                 Abstain
   / /                / /                     / /

4. Amendments to the Columbia Energy Group Long-Term Incentive Plan.

   For              Against                 Abstain
   / /                / /                     / /

The Proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.


                                      Dated: _____________________________, 1999

Signature(s)____________________________________________________________________

________________________________________________________________________________
If you receive more than one proxy card, please vote, sign and return all cards in the enclosed envelopes (unless you are voting by telephone). Executors, administrators, trustees, etc., should give full title. For joint accounts, each joint owner should sign. Corporations should sign full corporate name by duly authorized officer with the signature attested by Corporate Secretary.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

CONTROL NUMBER
[            ]

                   NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE!
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

TO VOTE BY PHONE

Call toll free 1-888-514-8709 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Enter the 6-digit CONTROL NUMBER located above.

Option #1: To vote as the Board of Directors recommends on ALL proposals:
           Press 1

           When asked, please confirm your vote by pressing 1

Option #2: If you choose to vote on each proposal separately, press 0 and follow the simple recorded instructions.



TO COLUMBIA ENERGY GROUP STOCKHOLDERS:

Columbia's Annual Meeting of Stockholders will be held at 9:00 a.m.
(CDT) on Wednesday, May 19, 1999 at the Windsor Court Hotel,
300 Gravier Street, New Orleans, Louisiana.

Attached is your proxy card. Please read both sides and then mark, sign and date it. Please detach and return the card promptly in the enclosed business reply envelope. No postage is required if it is mailed in the United States. Or if you prefer to vote by telephone, follow the instructions in the box above; telephone voters need not return the proxy card.

Thank you for voting on these very important proxy issues.

Carolyn McKinney Afshar
Secretary
Columbia Energy Group

[COLUMBIA ENERGY GROUP LOGO]

________________________________________________________________________________
                        Return to Columbia Energy Group,
                       c/o Harris Trust and Savings Bank,
                     P.O. Box 7051, Rockford, IL 61125-9945

4473 -- COLUMBIA ENERGY

PROXY                                                                      PROXY

                             COLUMBIA ENERGY GROUP
             PROXY FOR MAY 19, 1999 ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Karen L. Hendricks, William E. Lavery and Oliver G. Richard III and any of them, Proxies, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of Columbia Energy Group, to be held at the Windsor Court Hotel on May 19, 1999, at 9:00 a.m. (CDT) and at any adjournment thereof or on any business that may properly come before the meeting.

         The shares represented hereby will be voted in accordance with the specifications on the reverse side of this card. WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY FOR ALL NOMINEES FOR ELECTION AS DIRECTORS; FOR ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS; FOR THE AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION; FOR THE AMENDMENTS TO THE COLUMBIA ENERGY GROUP 1996 LONG-TERM INCENTIVE PLAN; AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE

  PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED
     ENVELOPE OR FOLLOW THE TELEPHONE INSTRUCTIONS IF VOTING BY TELEPHONE

--------------------------------------------------------------------------------




4473 -- COLUMBIA ENERGY

                             COLUMBIA ENERGY GROUP

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL PROPOSALS.

1. ELECTION OF DIRECTORS:
   Nominees: 01-Robert H. Beeby, 02-Malcolm T. Hopkins,
   03-William E. Lavery, and 04-Oliver G. Richard III

          For            Withhold            For All
          All            From All            Except
          / /              / /                 / /


-----------------------------------------------
(Except nominees written above)

2. Selection of Arthur Andersen LLP as independent public accountants.

               For         Against        Abstain
               / /           / /           / /

3. Amendments to the Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 100 million to 200 million, and to decrease the par value of capital stock from $10 to $.01 per share.

               For         Against        Abstain
               / /           / /           / /


4. Amendments to the Columbia Energy Group Long-Term Incentive Plan.

               For         Against        Abstain
               / /           / /           / /

The Proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.



                                      Dated:                          , 1999
                                            --------------------------
Signature(s)
            ----------------------------------------------------------

----------------------------------------------------------------------

If you receive more than one proxy card, please vote, sign and return all cards in the enclosed envelopes (unless you are voting by telephone). Executors, administrators, trustees, etc., should give full title. For joint accounts, each joint owner should sign. Corporations should sign full corporate name by duly authorized officer with the signature attested by Corporate Secretary.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

CONTROL NUMBER
[            ]

                   NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE!
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK


TO VOTE BY PHONE      Call toll free 1-888-514-5437 in the United States or
                      Canada any time on a touch tone telephone. There is NO
                      CHARGE to you for the call.

                      Enter the 6-digit CONTROL NUMBER located above.

                      Option #1: To vote as the Board of Directors recommends on ALL proposals: Press 1

                      When asked, please confirm your vote by pressing 1

                      Option #2: If you choose to vote on each proposal separately, press 0 and follow the simple recorded instructions.

TO COLUMBIA ENERGY GROUP STOCKHOLDERS:

Columbia's Annual Meeting of Stockholders will be held at 9:00 a.m.
(CDT) on Wednesday, May 19, 1999 at the Windsor Court Hotel,
300 Gravier Street, New Orleans, Louisiana.

Attached is your proxy card. Please read both sides and then mark, sign and date it. Please detach and return the card promptly in the enclosed business reply envelope. No postage is required if it is mailed in the United States. Or if you prefer to vote by telephone, follow the instructions in the box above; telephone voters need not return the proxy card.

Thank you for voting on these very important proxy issues.

Carolyn McKinney Afshar
Secretary
Columbia Energy Group

--------------------------------------------------------------------------------
                        Return to Columbia Energy Group,
                       c/o Harris Trust and Savings Bank,
                     P.O. Box 7051, Rockford, IL 61125-9945


4474 -- COLUMBIA ENERGY (ESOP)

                        CONFIDENTIAL VOTING INSTRUCTIONS

TO: FIDELITY MANAGEMENT TRUST COMPANY, N.A., TRUSTEE UNDER EMPLOYEES'
    THRIFT PLAN OF COLUMBIA ENERGY GROUP

             PROXY FOR MAY 19, 1999 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Fidelity Management Trust Company is hereby instructed to vote the equivalent number of shares of common stock of Columbia Energy Group represented by my units, as indicated on the reverse side of this card, in the Columbia Energy Group Stock Fund of the Employees' Thrift Plan at the Annual Meeting of Stockholders of Columbia Energy Group to be held at the Windsor Court Hotel, New Orleans, Louisiana, on May 19, 1999, at 9:00 a.m. (CDT) and at any adjournment thereof.

EVERY PROPERLY SIGNED VOTING INSTRUCTIONS FORM WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE OF THIS CARD. IF NOT OTHERWISE SPECIFIED, THIS VOTING INSTRUCTIONS FORM WILL BE VOTED FOR ALL NOMINEES FOR ELECTION AS DIRECTORS; FOR ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS; FOR THE AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION; FOR THE AMENDMENTS TO THE COLUMBIA ENERGY GROUP 1996 LONG-TERM INCENTIVE PLAN; AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE

  PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED
                      ENVELOPE UNLESS VOTING BY TELEPHONE.


--------------------------------------------------------------------------------
















4474 COLUMBIA ENERGY (ESOP)